Exhibit 10.2

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT dated as of February 1, 2010 (this “Security Agreement”) is being entered into among MODUSLINK GLOBAL SOLUTIONS, INC., a Delaware corporation (the “Borrower Agent”), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE BORROWER AGENT AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A SECURITY JOINDER AGREEMENT (together with the Borrower Agent, collectively, the “Grantors”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for each of the Secured Parties (as defined in Section 1 below).

RECITALS:

A. Certain of the Grantors are party to that certain Second Amended and Restated Loan and Security Agreement dated as of October 31, 2005, by and among the Administrative Agent, the lenders thereunder, and the borrowers thereto (as such agreement heretofore has been amended, restated, modified or supplemented, the “Existing Credit Agreement”).

B. The Grantors have requested that the Administrative Agent and the lenders party to the Existing Credit Agreement amend and restate the Existing Credit Agreement pursuant to a Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Grantors, the Administrative Agent, Bank of America, N.A., as L/C Issuer, and the lenders from time to time party thereto (the “Lenders”), and that the Lenders make available to the Grantors a revolving credit facility with a letter of credit sublimit pursuant to the terms and conditions set forth therein.

C. Certain additional extensions of credit may be made from time to time for the benefit of the Grantors pursuant to certain Related Credit Arrangements (as defined in the Credit Agreement).

D. It is a condition precedent to the Secured Parties’ obligations to make and maintain such extensions of credit that the Grantors shall have executed and delivered this Security Agreement to the Administrative Agent.

In order to induce the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement and Related Credit Arrangements, the parties hereto agree as follows:

1. Certain Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement. Terms used in this Security Agreement that are not otherwise expressly defined herein or in the Credit Agreement, and for which meanings are provided in the Uniform Commercial Code of the State of Illinois (the “UCC”), shall have such meanings unless the context requires otherwise. In addition, for purposes of this Security Agreement, the following terms have the following definitions:

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than (x) contingent indemnification obligations and (y) obligations and liabilities under Related Credit Arrangements as to which arrangements satisfactory to the applicable Secured Parties have been made), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made).

“Non-UCC Collateral” means Collateral for which perfection is not governed by the UCC.

“Qualifying Control Agreement” has the meaning set forth on Schedule 1 hereto.

“Secured Obligations” means (a) as to each Borrower, all of the Obligations, including, the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) (i) under Credit Agreement and each of the other Loan Documents (including this Security Agreement) to which it is now or hereafter becomes a party, and (ii) any Related Credit Arrangements to which any Loan Party is now or hereafter becomes a party, and (b) as to each Guarantor, the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) (i) under any Loan Documents (including this Security Agreement) to which it is now or hereafter becomes a party, and (ii) any Related Credit Arrangements to which it is now or hereafter becomes a party.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, any provider of Related Credit Arrangements to any Loan Party, and each other holder from time to time of the Secured Obligations.

2. Grant of Security Interest. Each Grantor grants as collateral security for the payment, performance and satisfaction of the Secured Obligations, to the Administrative Agent for the benefit of the Secured Parties a continuing first priority security interest in and to, and collaterally assigns to the Administrative Agent for the benefit of the Secured Parties, all of the assets and personal property of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, including the following:

(a) All accounts, and including accounts receivable, contracts, bills, acceptances, choses in action, and other forms of monetary obligations at any time owing to such Grantor arising out of property sold, leased, licensed, assigned or otherwise disposed of or for services rendered or to be rendered by such Grantor, including health-care-insurance receivables and all of such Grantor’s rights with respect to any property represented thereby, whether or not delivered, property returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation (collectively referred to hereinafter as “Accounts”);

(b) All inventory, including all goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process and finished merchandise, component materials, and all supplies, goods, incidentals, office supplies, packaging materials and any and all items used or consumed in the operation of the business of such Grantor or which may contribute to the finished product or to the sale, promotion and shipment thereof, in which such Grantor now or at any time hereafter may have an interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of such Grantor or is held by such Grantor or by others for such Grantor’s account (collectively referred to hereinafter as “Inventory”);

(c) All goods, including all machinery, equipment, motor vehicles, parts, supplies, apparatus, appliances, tools, patterns, molds, dies, blueprints, fittings, furniture, furnishings, fixtures and articles of tangible personal property of every description, and all computer programs embedded in any of the foregoing and all supporting information relating to such computer programs (collectively referred to hereinafter as “Equipment”);

(d) All general intangibles, including all rights now or hereafter accruing to such Grantor under contracts, leases, agreements or other instruments, including all contracts or contract rights to perform or receive services, to purchase or sell goods, or to hold or use land or facilities, and to enforce all rights thereunder, all causes of action, corporate or business records, inventions, patents and patent rights, rights in mask works, designs, trade names and trademarks and all goodwill associated therewith, trade secrets, trade processes, copyrights, licenses, permits, franchises, customer lists, computer programs and software, all internet domain names and registration rights thereto, all internet websites and the content thereof, all payment intangibles, all claims under guaranties, tax refund claims, all rights and claims against carriers and shippers, leases, all claims under insurance policies, all interests in general and limited partnerships, limited liability companies, and other Persons not constituting Investment Property (as defined below), all rights to indemnification and all other intangible personal property and intellectual property of every kind and nature (collectively referred to hereinafter as “General Intangibles”);

(e) All deposit accounts, including demand, time, savings, passbook, or other similar accounts maintained with any bank by or for the benefit of such Grantor (collectively referred to hereinafter as “Deposit Accounts”);

(f) All chattel paper, including tangible chattel paper, electronic chattel paper, or any hybrid thereof (collectively referred to hereinafter as “Chattel Paper”);

(g) All investment property other than (i) Excluded Equity Interests and (ii) securities in Holdings held by Holdings pending cancellation, including the Equity Interests more particularly described on Schedule 2(g) hereto, and all securities, security entitlements, securities accounts, commodity contracts and commodity accounts of or maintained for the benefit of such Grantor and other property at any time and from time to time (i) declared or distributed in respect of or in exchange for or on conversion of any of the foregoing or (ii) by its or their terms exchangeable or exercisable for or convertible into any of the foregoing (collectively referred to hereinafter as “Investment Property”);

(h) All instruments, including all promissory notes (collectively referred to hereinafter as “Instruments”);

(i) All documents, including warehouse receipts, bills of lading and other documents of title (collectively referred to hereinafter as “Documents”);

(j) All rights to payment or performance under letters of credit including rights to proceeds of letters of credit (“Letter-of-Credit Rights”), and all guaranties, endorsements, Liens, other Guarantee obligations or supporting obligations of any Person securing or supporting the payment, performance, value or liquidation of any of the foregoing (collectively, with Letter-of-Credit Rights, referred to hereinafter as “Supporting Obligations”);

(k) The commercial tort claims identified on Schedule 9(i) hereto, as such Schedule may be supplemented from time to time in accordance with the terms hereof (collectively referred to hereinafter as “Commercial Tort Claims”);

(l) All books and records relating to any of the forgoing (including customer data, credit files, ledgers, computer programs, printouts, and other computer materials and records (and all media on which such data, files, programs, materials and records are or may be stored)); and

(m) All proceeds, products and replacements of, accessions to, and substitutions for, any of the foregoing, including without limitation proceeds of insurance policies insuring any of the foregoing.

All of the property and interests in property described in subsections (a) through (m) are herein collectively referred to as the “Collateral.”

Notwithstanding the foregoing, the Collateral shall not include, and the Grantors shall not be deemed to have granted a security interest in, Equity Interests in any Subsidiary that is not a Domestic Subsidiary to the extent that such Equity Interests, together with all other Equity Interests of such Subsidiary previously included in the Collateral (if any), would represent (A) if such Subsidiary is treated as a corporation for federal income tax purposes, in excess of 65% of the total combined voting power of all Equity Interests of such Subsidiary entitled to vote, and (B) in all other cases, in excess of either (1) 65% of the total combined voting power of all Equity Interests of such Subsidiary entitled to vote or (2) 65% of the value of such Subsidiary.

3. Perfection. As of the date of execution of this Security Agreement or a security joinder agreement (a “Security Joinder Agreement”) by each Grantor, as applicable (with respect to each Grantor, its “Applicable Date”), such Grantor shall have:

(a) furnished the Administrative Agent with duly authorized financing statements (or approved financing statements provided by the Administrative Agent) in form, number and substance suitable for filing, sufficient under applicable law, and satisfactory to the Administrative Agent in order that upon the filing of the same the Administrative Agent, for the benefit of the Secured Parties, shall have a duly perfected security interest in all Collateral in which a security interest can be perfected by the filing of financing statements;

(b) to the extent expressly required by the terms hereof or of the Credit Agreement (taking into consideration the terms of the Post-Closing Agreement) or otherwise as the Administrative Agent may request, furnished the Administrative Agent with properly executed Qualifying Control Agreements, issuer acknowledgments of the Administrative Agent’s interest in Letter-of-Credit Rights, and evidence of the placement of a restrictive legend on tangible chattel paper (and the tangible components of electronic Chattel Paper), and taken appropriate action acceptable to the Administrative Agent sufficient to establish the Administrative Agent’s control of electronic Chattel Paper (and the electronic components of hybrid Chattel Paper), as appropriate, with respect to Collateral for which such Perfection Action or Perfection Document is required under this Agreement in which either (i) a security interest can be perfected only by control or such restrictive legending, or (ii) a security interest perfected by control or accompanied by such restrictive legending shall have priority as against a lien creditor, a purchaser of such Collateral from the applicable Grantor, or a security interest perfected by Persons not having control or not accompanied by such restrictive legending, in each case in form and substance acceptable to the Administrative Agent and sufficient under applicable law so that the Administrative Agent, for the benefit of the Secured Parties, shall have a security interest in all such Collateral perfected by control;

(c) furnished the Administrative Agent with duly executed Intellectual Property Security Agreements, to the extent applicable, each in form and substance satisfactory to the Administrative Agent, in order that, upon the timely filing of the same with the United States Patent and Trademark Office or the U.S. Copyright Office, as applicable, the Administrative Agent, for the benefit of the Secured Parties, shall have a duly perfected security interest in all

Collateral comprising copyrights, patents and trademarks owned by a Grantor that are the subject of a federal registration or pending application for registration; and

(d) to the extent expressly required by the terms hereof or of the Credit Agreement (taking into consideration the terms of the Post-Closing Agreement) or otherwise as the Administrative Agent may request, delivered to the Administrative Agent possession of all Collateral with respect to which either a security interest can be perfected only by possession or a security interest perfected by possession shall have priority as against Persons not having possession, and including in the case of Instruments, Documents, and Investment Property in the form of certificated securities, duly executed endorsements or stock powers in blank, as the case may be, affixed thereto in form and substance acceptable to the Administrative Agent and sufficient under applicable law so that the Administrative Agent, for the benefit of the Secured Parties, shall have a security interest in all such Collateral perfected by possession;

with the effect that the Liens conferred in favor of the Administrative Agent shall be and remain duly perfected and of first priority subject only, to the extent applicable, to Liens allowed to exist under Section 7.01 of the Credit Agreement (“Permitted Liens”). All financing statements (including all amendments thereto and continuations thereof), control agreements, Intellectual Property Security Agreements, certificates, acknowledgments, stock powers and other documents, electronic identification, restrictive legends, and instruments furnished in connection with the creation, enforcement, protection, perfection or priority of the Administrative Agent’s security interest in Collateral, including such items as are described above in this Section 3, are sometimes referred to herein as “Perfection Documents”. The delivery of possession of items of or evidencing Collateral, causing other Persons to execute and deliver Perfection Documents as appropriate, the filing or recordation of Perfection Documents, the establishment of control over items of Collateral, and the taking of such other actions as may be necessary or advisable in the determination of the Administrative Agent to create, enforce, protect, perfect, or establish or maintain the priority of, the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral is sometimes referred to herein as “Perfection Action”.

4. Maintenance of Security Interest; Further Assurances.

(a) Each Grantor will from time to time at its own expense, deliver specific assignments of Collateral or such other Perfection Documents, and take such other or additional Perfection Action, as may be required by the terms of the Loan Documents or as the Administrative Agent may reasonably request in connection with the administration or enforcement of this Security Agreement or related to the Collateral or any part thereof in order to carry out the terms of this Security Agreement, to perfect, protect, maintain the priority of or enforce the Administrative Agent’s security interest in the Collateral, subject only to Permitted Liens, or otherwise to better assure and confirm unto the Administrative Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder; provided, however, that no Grantor shall be required to take Perfection Action with respect to Collateral located outside of the United States or Non-UCC Collateral until the occurrence of an Event of Default. Without limiting the foregoing, each Grantor hereby irrevocably authorizes the Administrative Agent to file (with, or to the extent permitted by applicable law, without the signature of the Grantor appearing thereon) financing statements (including amendments thereto and initial financing statements in lieu of continuation statements) or other Perfection Documents (including copies thereof) showing such Grantor as “debtor” at such time or times and in all filing offices as the Administrative Agent may from time to time determine to be necessary or advisable to perfect or protect the rights of the Administrative Agent and the Secured Parties hereunder, or otherwise to give effect to the transactions herein contemplated, any of which Perfection Documents, at the Administrative Agent’s election, may describe the Collateral as or including all assets of the Grantor. Each

Grantor hereby irrevocably ratifies and acknowledges the Administrative Agent’s authority to have effected filings of Perfection Documents made by the Administrative Agent prior to its Applicable Date.

(b) With respect to any and all Collateral, each Grantor agrees to do and cause to be done all things necessary to perfect, maintain the priority of and keep in full force the security interest granted in favor of the Administrative Agent for the benefit of the Secured Parties, including, but not limited to, the prompt payment upon demand therefor by the Administrative Agent of all fees and expenses (including documentary stamp, excise or intangibles taxes) incurred in connection with the preparation, delivery, or filing of any Perfection Document or the taking of any Perfection Action to perfect, protect or enforce a security interest in Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to Permitted Liens; provided, however, that no Grantor shall be required to take Perfection Action with respect to Collateral located outside of the United States or Non-UCC Collateral until the occurrence of an Event of Default. All amounts not so paid when due shall constitute additional Secured Obligations and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(c) Each Grantor agrees to maintain among its books and records appropriate notations or evidence of, and to make or cause to be made appropriate disclosure upon its financial statements of, the security interest granted hereunder to the Administrative Agent for the benefit of the Secured Parties.

(d) Each Grantor agrees that, in the event any proceeds (other than goods) of Collateral shall be or become commingled with other property not constituting Collateral, then such proceeds may, to the extent permitted by law, be identified by application of the lowest intermediate balance rule to such commingled property.

(e) Each Grantor agrees that, upon the occurrence of an Event of Default, such Grantor shall take all Perfection Action and deliver to the Administrative Agent all Perfection Documents as the Administrative Agent may request with respect to Collateral located outside of the United States and Non-UCC Collateral.

5. Receipt of Payment. In the event an Event of Default shall occur and be continuing and a Grantor (or any of its Affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, each Grantor shall hold all such items of payment in trust for the Administrative Agent for the benefit of the Secured Parties, and as the property of the Administrative Agent for the benefit of the Secured Parties, separate from the funds and other property of such Grantor, and no later than the first Business Day following the receipt thereof, at the election of the Administrative Agent, such Grantor shall cause such Collateral to be forwarded to the Administrative Agent for its custody, possession and disposition on behalf of the Secured Parties in accordance with the terms hereof and of the other Loan Documents.

6. Preservation and Protection of Collateral.

(a) The Administrative Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise. Each Grantor shall be responsible for the safekeeping of its Collateral, and in no event shall the Administrative Agent have any responsibility for (i) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause, (ii) any diminution in the value thereof, or (iii)

any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person in any way dealing with or handling such Collateral.

(b) Each Grantor shall keep and maintain its tangible personal property Collateral in good operating condition and repair, ordinary wear and tear (and Dispositions permitted by the Credit Agreement) excepted. No Grantor shall permit any such items to become a fixture to real property (unless such Grantor has granted the Administrative Agent for the benefit of the Secured Parties a Lien on such real property having a priority acceptable to the Administrative Agent) or accessions to other personal property.

(c) Each Grantor agrees (i) to pay when due all taxes, charges and assessments against the Collateral in which it has any interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP applied on a basis consistent with the application of GAAP in the Audited Financial Statements and evidenced to the satisfaction of the Administrative Agent and provided that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed, and (ii) to cause to be terminated and released all Liens (other than Permitted Liens) on the Collateral. Upon the failure of any Grantor to so pay or contest such taxes, charges, or assessments, or cause such Liens to be terminated, the Administrative Agent at its option may pay or contest any of them or amounts relating thereto (the Administrative Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest. All sums so disbursed by the Administrative Agent, including all fees and expenses of counsel (collectively, “Attorneys’ Costs”), court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

7. Status of Grantors and Collateral Generally. Each Grantor represents and warrants to, and covenants with, the Administrative Agent for the benefit of the Secured Parties, with respect to itself and the Collateral as to which it has or acquires any interest, that:

(a) It is at its Applicable Date (or as to Collateral acquired after its Applicable Date will be upon the acquisition of the same) and, except as permitted by the Credit Agreement and subsection (b) of this Section 7, will continue to be, the owner of the Collateral, free and clear of all Liens, other than the security interest hereunder in favor of the Administrative Agent for the benefit of the Secured Parties and Permitted Liens, and that it will at its own cost and expense defend such Collateral and any products and proceeds thereof against all claims and demands of all Persons (other than holders of Permitted Liens) to the extent of their claims permitted under the Credit Agreement at any time claiming the same or any interest therein adverse to the Secured Parties. Upon the failure of any Grantor to so defend, the Administrative Agent may do so at its option but shall not have any obligation to do so. All sums so disbursed by the Administrative Agent, including reasonable Attorneys’ Costs, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(b) It shall not (i) sell, assign, transfer, lease, license or otherwise dispose of any of, or grant any option with respect to, the Collateral, except for Dispositions and Liens permitted under the Credit Agreement, (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the security interests created by this Security Agreement and Permitted Liens, or (iii) take any other action in connection with any of the Collateral that would materially impair the value of the interest or rights of such Grantor in the Collateral taken as a whole or that would materially impair the interest or rights of the Administrative Agent for the benefit of the Secured Parties, except as specifically permitted under the Credit Agreement.

(c) It has full power, legal right and lawful authority to enter into this Security Agreement (and any Security Joinder Agreement applicable to it) and to perform its terms, including the grant of the security interests in the Collateral herein provided for.

(d) No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person which has not been given or obtained, as the case may be, is required either (i) for the grant by such Grantor of the security interests granted hereby or for the execution, delivery or performance of this Security Agreement (or any Security Joinder Agreement) by such Grantor, or (ii) for the perfection of or the exercise by the Administrative Agent, on behalf of the Secured Parties, of its rights and remedies hereunder, except for action required by the Uniform Commercial Code, laws applicable to patents, trademarks and copyrights and foreign laws applicable to the Collateral located outside of the United States to perfect and exercise remedies with respect to the security interest conferred hereunder.

(e) No effective financing statement or other Perfection Document similar in effect, nor any other Perfection Action, covering all or any part of the Collateral purported to be granted or taken by or on behalf of such Grantor (or by or on behalf of any other Person and which remains effective as against all or any part of the Collateral) has been filed in any recording office, delivered to another Person for filing (whether upon the occurrence of a contingency or otherwise), or otherwise taken, as the case may be, except such as pertain to Liens which have been released and Permitted Liens and such as may have been filed for the benefit of, delivered to, or taken in favor of, the Administrative Agent for the benefit of the Secured Parties in connection with the security interests conferred hereunder.

(f) Schedule 7(f) attached hereto contains true and complete information as to each of the following: (i) the exact legal name of each Grantor as it appears in its Organization Documents as of its Applicable Date and at any time during the five (5) year period ending as of its Applicable Date (the “Covered Period”), (ii) the jurisdiction of formation and form of organization of each Grantor, and the identification number of such Grantor in its jurisdiction of formation (if any), (iii) each address of the chief executive office of each Grantor as of its Applicable Date and at any time during the Covered Period, and (iv) all trade names or trade styles used by such Grantor as of its Applicable Date and at any time during the Covered Period. No Grantor shall change its name, change its jurisdiction of formation (whether by reincorporation, merger or otherwise), change the location of its chief executive office, or utilize any additional location where tangible personal property Collateral (including Account Records and Account Documents) may be located, except in each case upon giving not less than thirty (30) days’ prior written notice to the Administrative Agent and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Administrative Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Administrative Agent for the benefit of the Secured Parties in Collateral contemplated hereunder.

(g) No Grantor shall engage in any consignment transaction in respect of Collateral with an aggregate value exceeding $2,500,000, except for consignments of Inventory by Grantor pursuant to which the Grantor shall have caused at its expense to be prepared and executed such additional Perfection Documents and to be taken such other Perfection Action as the Administrative Agent may deem necessary or advisable to carry out the transactions contemplated by this Security Agreement.

(h) No Grantor shall cause, suffer or permit tangible personal property Collateral with an aggregate value exceeding $2,500,000 (i) to be evidenced by any document of title (except for shipping documents as necessary or customary to effect the receipt of raw materials or components or the delivery of inventory to customers, in each case in the ordinary course of business) or (ii) to be in the possession, custody or control of any warehouseman or other bailee unless such location and Person are set forth on Schedule 2.02 of the Credit Agreement or the Administrative Agent shall have received not less than thirty (30) days’ prior written notice of each such transaction, Administrative Agent shall have received a duly executed Qualifying Control Agreement from such warehouseman or bailee, and the Grantor shall have caused at its expense to be prepared and executed such additional Perfection Documents and to be taken such other Perfection Action as the Administrative Agent may deem necessary or advisable to carry out the transactions contemplated by this Security Agreement.

8. Inspection. The Administrative Agent (by any of its officers, employees and agents), on behalf of the Secured Parties, shall have the right upon prior notice to an executive officer of any Grantor, and at any reasonable times during such Grantor’s usual business hours, to inspect the Collateral, all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located, to discuss such Grantor’s affairs and finances with any Person (other than Persons obligated on any Accounts (“Account Debtors”) except as expressly otherwise permitted in the Loan Documents) and to verify with any Person other than (except as expressly otherwise permitted in the Loan Documents) Account Debtors the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral and, if an Event of Default has occurred and is continuing, to discuss such Grantor’s affairs and finances with such Grantor’s Account Debtors and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral with such Account Debtors. Upon or after the occurrence and during the continuation of an Event of Default, the Administrative Agent may at any time and from time to time employ and maintain on such Grantor’s premises a custodian selected by the Administrative Agent who shall have full authority to do all acts necessary to protect the Administrative Agent’s (for the benefit of the Secured Parties) interest. All expenses incurred by the Administrative Agent, on behalf of the Secured Parties, by reason of the employment of such custodian shall be paid by such Grantor on demand from time to time and shall be added to the Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

9. Specific Collateral.

(a) Accounts. With respect to its Accounts whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i) Each Grantor shall keep accurate and complete records of its Accounts consistent with its historical business practices, and shall provide the Administrative Agent with such information relating to the status of then existing Accounts as required in the Credit Agreement or otherwise as the Administrative Agent shall reasonably request.

(ii) All Account records and other documents relating to the Accounts are and shall at all times be located only at such Grantor’s current chief executive office as set forth on Schedule 7(f) attached hereto, such other locations as are specifically identified on Schedule 7(f) attached hereto or Schedule 2.02 of the Credit Agreement as an “Account Documents location.”

(iii) The Accounts are genuine, are in all material respects what they purport to be, are not evidenced by an instrument or document or, if evidenced by an instrument or document, are only evidenced by one original instrument or document.

(iv) The Accounts cover bona fide sales and deliveries of Inventory and sales, leases, licenses, or other dispositions of property usually dealt in by such Grantor, or the rendition by such Grantor of services, to an Account Debtor in the ordinary course of business.

(v) The amounts of the face value of any Account shown or reflected on any schedule of accounts, invoice statement, or certificate delivered to the Administrative Agent, are actually owing to such Grantor and are not contingent for any reason; and there are no setoffs, discounts, allowances, claims, counterclaims or disputes of any kind or description in an amount greater than $1,000,000 in the aggregate, or greater than $500,000 individually, existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except as may be stated in a schedule of accounts and reflected in the calculation of the face value of each respective invoice related thereto.

(vi) Except for conditions generally applicable to such Grantor’s industry and markets, there are no facts, events, or occurrences known to such Grantor pertaining particularly to any Accounts which are reasonably expected to materially impair in any way the validity, collectibility or enforcement of Accounts that would reasonably be likely, in the aggregate, to be of material economic value, or in the aggregate materially reduce the amount payable thereunder from the amount of the invoice face value shown on any schedule of accounts, or on any certificate, contract, invoice or statement delivered to the Administrative Agent with respect thereto.

(vii) The property or services giving rise thereto are not, and were not at the time of the sale or performance thereof, subject to any Lien, claim, encumbrance or security interest, except those of the Administrative Agent for the benefit of Secured Parties and Permitted Liens.

(viii) In the event any amounts due and owing in excess of $500,000 individually, or $1,000,000 in the aggregate amount, are in dispute between any Account Debtor and a Grantor (which shall include without limitation any dispute in which an offset claim or counterclaim may result), such Grantor shall provide the Administrative Agent with written notice thereof as soon as practicable, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

(b) Inventory. With respect to its Inventory whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i) Each Grantor shall keep accurate and complete records of Inventory consistent with its historical business practices, and shall furnish to the Administrative Agent upon request from time to time with such information relating to the status of then existing Inventory as the Administrative Agent shall reasonably request.

(ii) No Grantor shall, other than in the ordinary course of business in connection with its sale, lease, license or other permitted Disposition, remove any Inventory from locations listed on Schedule 2.02 of the Credit Agreement, except where such Inventory is moved to another of such locations listed on Schedule 2.02 of the Credit Agreement.

(iii ) If any Account Debtor returns any Inventory to a Grantor after shipment thereof, and such return generates a credit in excess of $250,000 on any individual Account or $500,000 in the aggregate on any Accounts of such Account Debtor, such Grantor shall notify the Administrative Agent in writing of the same as soon as practicable.

(c) Equipment. With respect to its Equipment whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i) The Grantors shall maintain accurate, itemized records describing the kind, type, quality, quantity and value of its Equipment consistent with its historical business practices, and from time to time shall provide the Administrative Agent, as the Administrative Agent shall reasonably request, with a current schedule containing the foregoing information.

(iii) No Grantor shall, other than as expressly permitted under the Credit Agreement, sell, lease, transfer, dispose of or remove any Equipment.

(d) Supporting Obligations. With respect to its Supporting Obligations whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i) Each Grantor shall (i) provide to the Administrative Agent from time to time at the Administrative Agent’s request, a current list identifying in reasonable detail each Supporting Obligation relating to any Collateral from a single obligor in excess of $100,000, and (ii) upon the request of the Administrative Agent from time to time following the occurrence and during the continuance of any Default or Event of Default, deliver to the Administrative Agent the originals of all documents evidencing or constituting such Supporting Obligations, together with such other documentation (executed as appropriate by the Grantor) and information as may be necessary to enable the Administrative Agent to realize upon the Supporting Obligations in accordance with their respective terms or transfer the Supporting Obligations as may be permitted under the Loan Documents or by applicable law.

(ii) With respect to each letter of credit giving rise to Letter-of-Credit Rights that has an aggregate stated amount available to be drawn in excess of $500,000, each Grantor shall provide written notice to the Administrative Agent of such letter of credit (if such letter of credit is not included in the list provided under Section 9(d)(i) above) and shall, at the request of the Administrative Agent during the continuation of any Default or Event of Default, cause the issuer thereof to execute and deliver to the Administrative Agent a Qualifying Control Agreement.

(iii) With respect to each transferable letter of credit giving rise to Letter-of-Credit Rights that has an aggregate stated amount available to be drawn in excess of $500,000, each Grantor shall, at the Administrative Agent’s request upon and during the continuance of any Default or Event of Default, deliver to the Administrative Agent a duly executed, undated transfer form in blank sufficient in form and substance under the terms of the related letter of credit to effect, upon completion and delivery to the letter of credit issuer together with any required fee, the transfer of such letter of credit to the transferee identified in such form. Each Grantor hereby expressly authorizes the Administrative Agent following the occurrence and during the continuance of any Event of Default to complete and tender each such transfer form as transferor in its own name or in the name, place and stead of the Grantor in order to effect any such transfer, either to the Administrative Agent or to another transferee, as the case may be, in connection with any sale or other disposition of Collateral or for any other purpose permitted under the Loan Documents or by applicable law.

(e) Investment Property. With respect to its Investment Property whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i) Schedule 9(e) attached hereto contains a true and complete description of (x) the name and address of each securities intermediary with which such Grantor maintains a securities account in which Investment Property is or may at any time be credited or maintained, and (y) all other Investment Property of such Grantor other than Investment Property listed on Schedule 2(g) and other than any Excluded Equity Interests.

(ii) Except with the express prior written consent of the Administrative Agent in each instance and except with respect to Investment Property held or located outside of the United States, all Investment Property (other than interests in any limited liability company) shall be maintained at all times in the form of (a) certificated securities, which certificates shall have been delivered to the Administrative Agent together with duly executed undated stock powers (or other applicable instruments of assignment and transfer) endorsed in blank pertaining thereto, or (b) security entitlements credited to one or more securities accounts, and if the value of any such account (together with all other securities accounts not maintained with the Lenders) exceeds $5,000,000 (unless such account is to be terminated pursuant to the Post-Closing Agreement), the Administrative Agent shall have received (1) copies of the account agreement between the applicable securities intermediary and the Grantor and the most recent statement of account pertaining to such securities account (each certified to be true and correct by an officer of the Grantor) and (2) a Qualifying Control Agreement from the applicable securities intermediary which remains in full force and effect and as to which the Administrative Agent has not received any notice of termination. Without limiting the generality of the foregoing, no Grantor shall cause, suffer or permit any Investment

Property to be credited to or maintained in any securities account not existing as of the date hereof and as listed, identified, and delivered to the Administrative Agent in connection herewith except in each case upon giving not less than thirty (30) days’ prior written notice to the Administrative Agent and, with respect to all securities accounts the aggregate value of which exceeds $5,000,000, taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Administrative Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Administrative Agent for the benefit of the Secured Parties in Collateral contemplated hereunder.

(iii) All dividends and other distributions with respect to any of the Investment Property shall be subject to the security interest conferred hereunder; provided, however, that cash dividends paid to a Grantor as record owner of the Investment Property may be disbursed to and retained by such Grantor so long as no Default or Event of Default shall have occurred and be continuing, free from any Lien hereunder.

(iv) So long as no Default or Event of Default shall have occurred and be continuing, the registration of Investment Property in the name of a Grantor as record and beneficial owner shall not be changed and such Grantor shall be entitled to exercise all voting and other rights and powers pertaining to Investment Property for all purposes not inconsistent with the terms hereof or of any Qualifying Control Agreement relating thereto.

(v) Upon the occurrence and during the continuance of any Default or Event of Default, at the option of the Administrative Agent, all rights of the Grantors to exercise the voting or consensual rights and powers which it is authorized to exercise pursuant to clause (iv) immediately above shall cease and the Administrative Agent may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Administrative Agent or its nominee or agent for the benefit of the Secured Parties and/or exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end each Grantor hereby appoints the Administrative Agent as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to such Investment Property upon the occurrence and during the continuance of any Default or Event of Default, which proxy is coupled with an interest and is irrevocable until the Facility Termination Date, and each Grantor hereby agrees to provide such further proxies as the Administrative Agent may request; provided, however, that the Administrative Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

(vi) Upon the occurrence and during the continuance of any Default or Event of Default, all rights of the Grantors to receive and retain cash dividends and other distributions upon or in respect to Investment Property pursuant to clause (iii) above shall cease and shall thereupon be vested in the Administrative Agent for the benefit of the Secured Parties, and each Grantor shall, or shall cause, all such cash dividends and other distributions with respect to the Investment Property to be promptly delivered to the Administrative Agent (together, if the Administrative Agent shall request, with any documents related thereto) to be held, released or disposed of by it hereunder or, at the option of the Administrative Agent, to be applied to the Secured Obligations.

(f) Deposit Accounts. With respect to its Deposit Accounts whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i) Schedule 9(f) attached hereto contains a true and complete description of (x) the name and address of each depositary institution in the United States with which such Grantor maintains a Deposit Account, and (y) the number of any certificate of deposit evidencing any deposit in any such Deposit Account or otherwise held at such depositary institution. Contact information for each such depositary institution is delivered to the Administrative Agent in connection herewith.

(ii) Each Grantor shall provide written notice to the Administrative Agent of any Deposit Accounts located in the United States in which aggregated collected balances or deposits in excess of $250,000 are or may at any time be credited or maintained, and such Grantor shall cause the depositary institutions where any such Deposit Account is maintained to execute and deliver to the Administrative Agent a Qualifying Control Agreement; provided, however, that such written notice shall not be required with respect to such Deposit Accounts for which the Administrative Agent has requested and received an executed Qualifying Control Agreement. Without limiting the generality of the foregoing, no Grantor shall cause, suffer or permit (x) any deposit to be evidenced by a certificate of deposit of any length in maturity with any depositary institution other than the Lenders if any Lender shall offer a certificate of deposit with a comparable rate of return, (y) any deposit to be evidenced by a certificate of deposit of longer than six months in maturity (to the extent not otherwise prohibited under clause (x) above) unless such certificate of deposit is a negotiable instrument and immediately upon receipt thereof such certificate shall have been delivered to the Administrative Agent, together with a duly executed undated assignment in blank affixed thereto, or (z) any Deposit Account not existing as of the date hereof and as listed, identified, and delivered to the Administrative Agent in connection herewith in which collected balances or deposits in excess of $250,000 (in the aggregate with all Deposit Accounts at any depositary institution at such time) are or may at any time be credited or maintained to be opened or maintained except in each case upon giving not less than thirty (30) days’ prior written notice to the Administrative Agent and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Administrative Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Administrative Agent for the benefit of the Secured Parties in Collateral contemplated hereunder.

(g) Chattel Paper. With respect to its Chattel Paper whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i) Each Grantor shall at all times retain sole physical possession of the originals of all Chattel Paper (other than electronic Chattel Paper and the electronic components of hybrid Chattel Paper); provided, however, that (x) upon the request of the Administrative Agent upon the occurrence and during the continuance of any Default or Event of Default, such Grantor shall immediately deliver physical possession of Chattel Paper evidencing obligations in excess of $1,000,000 to the Administrative Agent or its designee, and (y) in the event that there shall be created more than one original counterpart of any physical document that alone or in conjunction with any other physical or electronic document constitutes Chattel Paper, then such counterparts shall be numbered consecutively starting with “1” and such Grantor shall retain the counterpart numbered “1”.

(ii) All counterparts of all tangible Chattel Paper (and the tangible components of hybrid Chattel Paper) evidencing obligations in excess of $1,000,000 shall immediately upon the creation or acquisition thereof by any Grantor be conspicuously legended as follows: “A FIRST PRIORITY SECURITY INTEREST IN THIS CHATTEL PAPER HAS BEEN GRANTED TO BANK OF AMERICA, N.A., FOR ITSELF AND AS ADMINISTRATIVE AGENT FOR CERTAIN SECURED PARTIES PURSUANT TO AN AMENDED AND RESTATED SECURITY AGREEMENT DATED AS OF FEBRUARY 1, 2010, AS AMENDED FROM TIME TO TIME. NO SECURITY INTEREST OR OTHER INTEREST IN FAVOR OF ANY OTHER PERSON MAY BE CREATED BY THE TRANSFER OF PHYSICAL POSSESSION OF THIS CHATTEL PAPER OR OF ANY COUNTERPART HEREOF EXCEPT BY OR WITH THE CONSENT OF THE AFORESAID ADMINISTRATIVE AGENT AS PROVIDED IN SUCH SECURITY AGREEMENT.” In the case of electronic Chattel Paper (including the electronic components of hybrid Chattel Paper) evidencing obligations in excess of $1,000,000, no Grantor shall create or acquire any such Chattel Paper unless, prior to such acquisition or creation, it shall have taken such Perfection Action as the Administrative Agent may require to perfect by control the security interest of the Administrative Agent for the benefit of the Secured Parties in such Collateral.

(iii) Other than in the ordinary course of business and in keeping with reasonable and customary practice, no Grantor shall amend, modify, waive or terminate any provision of, or fail to exercise promptly and diligently each material right or remedy conferred under or in connection with, any Chattel Paper, in any case in such a manner as could reasonably be expected to materially adversely affect the value of affected Chattel Paper as collateral.

(h) Instruments. With respect to its Instruments whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i) Each Grantor shall (i) furnish to the Administrative Agent from time to time at the Administrative Agent’s request, a current list identifying in reasonable detail Instruments of which such Grantor is the payee or holder and having a face amount payable in excess of $1,000,000, and (ii) upon the request of the Administrative Agent from time to time following the occurrence and during the continuance of any Default or Event of Default, deliver to the Administrative Agent the originals of all such Instruments, together with duly executed undated endorsements in blank affixed thereto and such other documentation and information as may be necessary to enable the Administrative Agent to realize upon the Instruments in accordance with their respective terms or transfer the Instruments as may be permitted under the Loan Documents or by applicable law.

(ii) Other than in the ordinary course of business and in keeping with reasonable and customary practice, no Grantor shall amend, modify, waive or terminate any provision of, or fail to exercise promptly and diligently each material right or remedy conferred under or in connection with, any Instrument having a face amount payable in excess of $1,000,000, in any case in such a manner as could reasonably be expected to materially adversely affect the value of affected Instrument as collateral.

(i) Commercial Tort Claims. With respect to its Commercial Tort Claims whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i) Schedule 9(i) attached hereto contains a true and complete list of all Commercial Tort Claims in which any Grantor has an interest and which have been identified by a Grantor as of its Applicable Date, and as to which the Grantor believes in good faith there exists the possibility of recovery (including by way of settlement) of monetary relief in excess of $500,000 (“Grantor Claims”). Each Grantor shall furnish to the Administrative Agent from time to time upon its request a certificate of an officer of such Grantor referring to this Section 9(i) and (x) identifying all Grantor Claims that are not then described on Schedule 9(i) attached hereto and stating that each of such additional Grantor Claims shall be deemed added to such Schedule 9(i) and shall constitute a Commercial Tort Claim, a Grantor Claim, and additional Collateral hereunder, and (y) summarizing the status or disposition of any Grantor Claims that have been settled, or have been made the subject of any binding mediation, judicial or arbitral proceeding, or any judicial or arbitral order on the merits, or that have been abandoned. With respect to each such additional Grantor Claim, such Grantor Claim shall be and become part of the Collateral hereunder from the date such claim is identified to the Administrative Agent as provided above without further action, and (ii) the Administrative Agent is hereby authorized at the expense of the applicable Grantor to execute and file such additional financing statements or amendments to previously filed financing statements, and take such other action as it may deem necessary or advisable, to perfect the Lien on such additional Grantor Claims conferred hereunder, and the Grantor shall, if required by applicable law or otherwise at the request of the Administrative Agent, execute and deliver such Perfection Documents and take such other Perfection Action as the Administrative Agent may determine to be necessary or advisable to perfect or protect the Lien of the Administrative Agent for the benefit of the Secured Parties in such additional Grantor Claims conferred hereunder.

(j) Internet Property Rights. With respect to its rights, titles and interests in and to any internet domain names or registration rights relating thereto, and any internet websites or the content thereof (collectively, “Internet Property Rights”) whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i) Schedule 9(j) attached hereto contains a true and complete description of (t) each internet domain name registered to such Grantor or in which such Grantor has ownership, operating or registration rights, (u) the name and address of the registrar for such internet domain name, (v) the name of each internet website operated (whether individually or jointly with others) by such Grantor, and (w) the name and address of each internet service provider through whom each such website is operated. In connection herewith, the Grantors have delivered or will cause to be delivered to the Administrative Agent a true and complete description of (x) the registration identification information for each internet domain name listed on Schedule 9(j), (y) the name and address of each operator of each other internet site, internet search engine, internet directory or Web browser with whom such Grantor maintains any advertising or linking relationship which is material to the operation of or flow of internet traffic to such Grantor’s website(s) listed on Schedule 9(j), and (z) each technology licensing and other agreement that is material either to the operation of such Grantor’s website(s) listed on Schedule 9(j) or to the advertising and linking relationships described in clause (y), and the name and address of each other party to such agreement.

(ii) Such Grantor shall cause to be delivered to the Administrative Agent at or prior to the Closing Date with respect to each internet domain name registered to such Grantor an undated transfer document, duly executed in blank by such Grantor and in the form required by the applicable internet domain name registrar, sufficient to effect the transfer of each internet domain name to the transferee thereof named in such transfer form upon delivery to such registrar. Without limiting the generality of the foregoing, no Grantor shall acquire any rights to any internet domain name not listed on Schedule 9(j) attached hereto except in each case upon giving not less than thirty (30) days’ prior written notice thereof to the Administrative Agent, which notice shall be accompanied by an appropriate supplement to Schedule 9(j) reflecting such additional name, the delivery of additional executed internet domain name transfer documents executed in blank with respect thereto, and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Administrative Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Administrative Agent for the benefit of the Secured Parties in Collateral contemplated hereunder. Without limiting the foregoing, each Grantor shall furnish to the Administrative Agent and the Lenders such supplements to Schedule 9(j) from time to time as shall be necessary to keep such Schedule true and complete at all times.

(iii) So long as no Default or Event of Default shall have occurred and be continuing, the registration of Internet Property Rights in the name of a Grantor shall not be changed and such Grantor shall be entitled to exercise all rights and powers with respect thereto not inconsistent with the terms hereof.

(iv) Each Grantor hereby expressly authorizes the Administrative Agent following the occurrence and during the continuance of any Event of Default to (i) complete and tender each internet domain name transfer document in its own name or in the name, place and stead of the Grantor in order to effect the transfer of any internet domain name registration, either to the Administrative Agent or to another transferee, as the case may be, and (ii) maintain, obtain access to, and continue to operate, in its own name or in the name, place and stead of such Grantor, such Grantor’s internet website and the contents thereof, and all related advertising, linking and technology licensing and other contractual relationships, in each case in connection with the maintenance, preservation, operation, sale or other disposition of Collateral or for any other purpose permitted under the Loan Documents or by applicable law.

10. Casualty and Liability Insurance Required.

(a) Each Grantor will keep the Collateral continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations, in each case in form and in amounts with such terms and provisions as shall be reasonably satisfactory to Administrative Agent.

(b) Each insurance policy obtained in satisfaction of the requirements of Section 10(a):

(i) may be provided by blanket policies now or hereafter maintained by each or any Grantor or by any Borrower;

(ii) shall be issued by such insurer (or insurers) as shall be financially responsible, of recognized standing and reasonably acceptable to the Administrative Agent;

(iii) shall be in such form and have such provisions (including without limitation the loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause) as are generally considered standard provisions for the type of insurance involved and are reasonably acceptable in all respects to the Administrative Agent;

(iv) shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least thirty (30) days’ prior written notice to the Administrative Agent, except for non-payment of premium, as to which such policies shall provide for at least ten (10) days’ prior written notice to the Administrative Agent;

(v) without limiting the generality of the foregoing, all insurance policies carried on the Collateral shall (i) with respect to applicable property insurance policies, name the Administrative Agent, for the benefit of the Secured Parties, as loss payee and (ii) with respect to applicable liability insurance policies, name the Administrative Agent and Lenders as parties insured thereunder in respect of any claim for payment.

(c) Within 15 days after the expiration of any such policy, such Grantor shall furnish the Administrative Agent with evidence satisfactory to the Administrative Agent that the policy or certificate has been renewed or replaced or is no longer required by this Security Agreement.

(d) Each Grantor hereby makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent), for the benefit of the Secured Parties, as such Grantor’s true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance, which appointment is coupled with an interest and is irrevocable; provided, however, that the powers pursuant to such appointment shall be exercisable only upon the occurrence and during the continuation of an Event of Default.

(e) In the event such Grantor shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required hereunder or shall fail to keep any of its Collateral in good repair and good operating condition, the Administrative Agent may (but shall be under no obligation to), without waiving or releasing any Secured Obligation or Default or Event of Default by such Grantor hereunder, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and all sums so disbursed by Administrative Agent, including reasonable Attorneys’ Costs, court costs, expenses and other charges related thereto, shall be payable on demand by such Grantor to the Administrative Agent, shall be additional Secured Obligations secured by the Collateral, and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(f) The Net Proceeds of the liability insurance carried by each Grantor shall be applied by such Grantor toward satisfaction of the claim or liability with respect to which such insurance proceeds may be paid.

(g) The Net Proceeds of the property insurance carried with respect to the Collateral shall be paid to such Grantor and held by such Grantor in a separate account and applied, as long as no Event of Default shall have occurred and be continuing, as follows: after any loss under any such insurance and payment of the proceeds of such insurance, each Grantor shall have a period of thirty (30) days after payment of the insurance proceeds with respect to such loss to elect to either (x) repair or replace the Collateral so damaged, (y) except with regard to such Net Proceeds in an amount less than $500,000, deliver such Net Proceeds to the Administrative Agent, for the benefit of the Secured Parties, as additional Collateral or (z) apply such Net Proceeds to the acquisition of tangible assets constituting Collateral used or useful in the conduct of the business of such Grantor, subject to the provisions of this Security Agreement. If such Grantor elects to repair or replace the Collateral so damaged, such Grantor agrees the Collateral shall be repaired to a condition substantially similar to or of better quality or higher value than its condition prior to damage or replaced with Collateral in a condition substantially similar to or of better quality or higher value than the condition of the Collateral so replaced prior to damage. At all times during which an Event of Default shall have occurred and be continuing, the Administrative Agent shall be entitled to receive direct and immediate payment of the proceeds of such insurance and such Grantor shall take all action as the Administrative Agent may reasonably request to accomplish such payment. Notwithstanding the foregoing, in the event such Grantor shall receive any such proceeds when an Event of Default exists, such Grantor shall immediately deliver such proceeds to such Administrative Agent for the benefit of the Secured Parties as additional Collateral, and pending such delivery shall hold such proceeds in trust for the benefit of the Secured Parties and keep the same segregated from its other funds.

(h) “Net Proceeds” when used with respect to any insurance proceeds shall mean the gross proceeds from such proceeds, award or other amount, less all taxes, fees and expenses (including Attorneys’ Costs) incurred in the realization thereof.

(i) In case of any material damage to, destruction or loss of, or claim or proceeding against, all or any material part of the Collateral pledged hereunder by a Grantor, such Grantor shall give prompt notice thereof to the Administrative Agent. Each such notice shall describe generally the nature and extent of such damage, destruction, loss, claim or proceeding. Subject to Section 10(d), each Grantor is hereby authorized and empowered to adjust or compromise any loss under any such insurance other than losses relating to claims made directly against any Secured Party as to which the liability insurance of such Grantor is applicable.

(j) The provisions contained in this Security Agreement pertaining to insurance shall be cumulative with any additional provisions imposing additional insurance requirements with respect to the Collateral or any other property on which a Lien is conferred under any Collateral Document.

11. Rights and Remedies Upon Event of Default. Upon the occurrence and during the existence of an Event of Default, the Administrative Agent shall have the following rights and remedies on behalf of the Secured Parties in addition to any rights and remedies set forth elsewhere in this Security Agreement or the other Loan Documents, all of which may be exercised with or, if allowed by law, without notice to a Grantor:

(a) All of the rights and remedies of a secured party under the UCC or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Security Agreement or any other Loan Document;

(b) The right to foreclose the Liens and security interests created under this Security Agreement by any available judicial procedure or without judicial process;

(c) The right to (i) enter upon the premises of a Grantor through self-help and without judicial process, without first obtaining a final judgment or giving such Grantor notice or opportunity for a hearing on the validity of the Administrative Agent’s claim and without any obligation to pay rent to such Grantor, or any other place or places where any Collateral is located and kept, and remove the Collateral therefrom to the premises of the Administrative Agent or any agent of the Administrative Agent, for such time as the Administrative Agent may desire, in order effectively to collect or liquidate the Collateral, (ii) require such Grantor or any bailee or other agent of such Grantor to assemble the Collateral and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties, and (iii) notify any or all Persons party to a Qualifying Control Agreement or who otherwise have possession of or control over any Collateral of the occurrence of an Event of Default and other appropriate circumstances, and exercise control over and take possession or custody of any or all Collateral in the possession, custody or control of such other Persons;

(d) The right to (i) exercise all of a Grantor’s rights and remedies with respect to the collection of Accounts, Chattel Paper, Instruments, Supporting Obligations and General Intangibles (collectively, “Payment Collateral”), including the right to demand payment thereof and enforce payment, by legal proceedings or otherwise; (ii) settle, adjust, compromise, extend or renew all or any Payment Collateral or any legal proceedings pertaining thereto; (iii) discharge and release all or any Payment Collateral; (iv) take control, in any manner, of any item of payment or proceeds referred to in Section 5 above; (v) prepare, file and sign a Grantor’s name on any proof of claim in bankruptcy, notice of Lien, assignment or satisfaction of Lien or similar document in any action or proceeding adverse to any obligor under any Payment Collateral or otherwise in connection with any Payment Collateral; (vi) endorse the name of a Grantor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Collateral; (vii) use the information recorded on or contained on a Grantor’s internet website or otherwise in any data processing equipment and computer hardware and software relating to any Collateral to which a Grantor has access; (viii) open such Grantor’s mail and collect any and all amounts due to such Grantor from any Account Debtors or other obligor in respect of Payment Collateral; (ix) take over such Grantor’s post office boxes or make other arrangements as the Administrative Agent, on behalf of the Secured Parties, deems necessary to receive such Grantor’s mail, including notifying the post office authorities to change the address for delivery of such Grantor’s mail to such address as the Administrative Agent, on behalf of the Secured Parties, may designate; (x) notify any or all Account Debtors or other obligor on any Payment Collateral that such Payment Collateral has been assigned to the Administrative Agent for the benefit of the Secured Parties and that Administrative Agent has a security interest therein for the benefit of the Secured Parties (provided that the Administrative Agent may at any time give such notice to an Account Debtor that is a department, agency or authority of the United States government); each Grantor hereby agrees that any such notice, in the Administrative Agent’s sole discretion, may (but need not) be sent on such Grantor’s stationery, in which event such Grantor shall co-sign such notice with the Administrative Agent if requested to do so by the Administrative Agent; and (xi) do all acts and things and execute all documents necessary, in Administrative Agent’s sole discretion, to collect the Payment Collateral; and

(e) The right to sell all or any Collateral in its then existing condition, or after any further manufacturing or processing thereof, at such time or times, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, with or without representations and warranties, all as the Administrative Agent, in its sole discretion, may deem advisable. The Administrative Agent shall have the right to conduct such sales on a Grantor’s premises or elsewhere and shall have the right to use a Grantor’s premises without charge for such sales for such time or times as the Administrative Agent may see fit. The Administrative Agent may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that the Administrative Agent has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person. The Administrative Agent for the benefit of the Secured Parties is hereby granted an irrevocable fully paid license or other right (including each Grantor’s rights under any license or any franchise agreement), each of which shall remain in full force and effect until the Facility Termination Date, to use, without charge, each of the labels, patents, copyrights, names, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature owned or licensed by any Grantor, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral. If any of the Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, the Administrative Agent shall have the right, but shall not be obligated, to perform such repairs, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as the Administrative Agent shall deem appropriate, but the Administrative Agent shall have the right to sell or dispose of the Collateral without such processing and no Grantor shall have any claim against the Administrative Agent for the value that may have been added to such Collateral with such processing. In addition, each Grantor agrees that in the event notice is necessary under applicable law, written notice mailed to such Grantor in the manner specified herein ten (10) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to such Grantor. All notice is hereby waived with respect to any of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Administrative Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived by such Grantor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations. Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of certain of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities (“Affected Collateral”), and that as a consequence of such prohibitions and restrictions the Administrative Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire Affected Collateral for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Affected Collateral sold to any Person or group. Each Grantor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to such Grantor than if such Affected Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Administrative Agent has no obligation to delay the sale of any Affected Collateral for the period of time necessary to permit the Grantor or any other Person to register or otherwise qualify them under or exempt them from any applicable restriction, even if such Grantor or other Person would agree to register or otherwise qualify or exempt such Affected Collateral so as to permit a public sale under the Securities Act or applicable state law. Each Grantor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of

Affected Collateral shall be deemed to be dispositions in a commercially reasonable manner. Each Grantor hereby acknowledges that a ready market may not exist for Affected Collateral that is not traded on a national securities exchange or quoted on an automated quotation system.

The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral in accordance with the foregoing shall be applied first to the expenses (including all Attorneys’ Costs) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations in accordance with the terms of Section 8.03 of the Credit Agreement. Each Grantor shall be liable to the Administrative Agent, for the benefit of the Secured Parties, and shall pay to the Administrative Agent, for the benefit of the Secured Parties, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral in accordance with the foregoing.

12. Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent as the Grantor’s attorney-in-fact for the purposes of carrying out the provisions of this Security Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right and power

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c) to endorse such Grantor’s name on any checks, notes, drafts or any other payment relating to or constituting proceeds of the Collateral which comes into the Administrative Agent’s possession or the Administrative Agent’s control, and deposit the same to the account of the Administrative Agent, for the benefit of the Secured Parties, on account and for payment of the Secured Obligations.

(d) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent, for the benefit of the Secured Parties, with respect to any of the Collateral; and

(e) to execute, in connection with any sale or other disposition of Collateral provided for herein, any endorsement, assignments, or other instruments of conveyance or transfer with respect thereto.

13. Reinstatement. The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or is repaid by any Secured Party in whole or in part in good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of any Grantor or any other Loan Party or otherwise, all as though such payment had not been made. The provisions of this Section 13 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Security Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

14. Certain Waivers by the Grantors. Each Grantor waives to the extent permitted by applicable law (a) any right to require any Secured Party or any other obligee of the Secured Obligations to (x) proceed against any Person or entity, including without limitation any Loan Party, (y) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (z) pursue any other remedy in its power; (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation, and (d) any right to enforce any remedy which any Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Administrative Agent for the benefit of the Secured Parties. Each Grantor authorizes each Secured Party and each other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (i) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (ii) apply such Collateral or other security and direct the order or manner of sale thereof as such Secured Party or obligee in its discretion may determine.

The Administrative Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Grantor and the receipt thereof by such Grantor shall be a complete and full acquittance for the Collateral so delivered, and the Administrative Agent shall thereafter be discharged from any liability or responsibility therefor.

15. Continued Powers. Until the Facility Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Administrative Agent for the benefit of the Secured Parties hereunder shall continue to exist and may be exercised by the Administrative Agent at any time and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of any Grantor may have ceased.

16. Other Rights. The rights, powers and remedies given to the Administrative Agent for the benefit of the Secured Parties by this Security Agreement shall be in addition to all rights, powers and remedies given to the Administrative Agent or any Secured Party under any other Loan Document or by virtue of any statute or rule of law. Any forbearance or failure or delay by the Administrative Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Credit Agreement.

17. Anti-Marshaling Provisions. The right is hereby given by each Grantor to the Administrative Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Administrative Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release any Grantor from personal liability for the Secured Obligations. Notwithstanding the existence of any other security interest in the Collateral held by the Administrative Agent, for the benefit of the Secured Parties, the Administrative Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Security Agreement. Each Grantor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any other Loan Document.

18. Entire Agreement. This Security Agreement and each Security Joinder Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as contained in the Loan Documents. The express terms hereof and of the Security Joinder Agreements control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof or thereof. Neither this Security Agreement nor any Security Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

19. Third Party Reliance. Each Grantor hereby consents and agrees that all issuers of or obligors in respect of any Collateral, and all securities intermediaries, warehousemen, bailees, public officials and other Persons having any interest in, possession of, control over or right, privilege, duty or discretion in respect of, any Collateral shall be entitled to accept the provisions hereof and of the Security Joinder Agreements as conclusive evidence of the right of the Administrative Agent, on behalf of the Secured Parties, to exercise its rights hereunder or thereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to any of such Persons.

20. Binding Agreement; Assignment. This Security Agreement and each Security Joinder Agreement, and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Grantor shall be permitted to assign this Security Agreement, any Security Joinder Agreement or any interest herein or therein or, except as expressly permitted herein or in the Credit Agreement, in the Collateral or any part thereof or interest therein. Without limiting the generality of the foregoing sentence of this Section 20, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article IX thereof (concerning the Administrative Agent) and Section 10.06 thereof (concerning assignments and participations). All references herein to the Administrative Agent and to the Secured Parties shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

21. Related Treasury Management Agreements and Related Swap Contracts. No Secured Party (other than the Administrative Agent) that obtains the benefit of this Security Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Security Agreement to the contrary, the Administrative Agent shall only be required to verify the payment of, or that other satisfactory arrangement have been made with respect to, the Secured Obligations arising under Related Credit Arrangements to the extent the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as it may request, from the applicable Secured Party. Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Security Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Related Parties shall be entitled to all the rights, benefits and immunities conferred under Article IX of the Credit Agreement.

22. Severability. The provisions of this Security Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Security Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

23. Counterparts. This Security Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart executed by the Grantor against whom enforcement is sought. Without limiting the foregoing provisions of this Section 23, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Security Agreement.

24. Termination. Subject to the provisions of Section 13, this Security Agreement and each Security Joinder Agreement, and all obligations of the Grantors hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date. Upon such termination of this Security Agreement, the Administrative Agent shall, at the request and sole expense of the Grantors, promptly deliver to the Grantors such termination statements and take such further actions as the Grantors may reasonably request to terminate of record, or otherwise to give appropriate notice of the termination of, any Lien conferred hereunder.

25. Notices. Any notice required or permitted hereunder shall be given (a) with respect to each Borrower, at the address for the giving of notice then in effect under the Credit Agreement, (b) with respect to any Grantor, at the address then in effect for the giving of notices to such Grantor under the Guaranty to which it is a party, and (c) with respect to the Administrative Agent or a Lender, at the Administrative Agent’s address indicated in Schedule 10.02 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Schedule 10.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

26. Joinder. Each Person that shall at any time execute and deliver to the Administrative Agent a Security Joinder Agreement substantially in the form attached as Exhibit A hereto shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Grantor and shall have thereupon pursuant to Section 2 hereof granted a security interest in and collaterally assigned to the Administrative Agent for the benefit of the Secured Parties all Collateral in which it has at its Applicable Date or thereafter acquires any interest or the power to transfer, and all references herein and in the other Loan Documents to the Grantors or to the parties to this Security Agreement shall be deemed to include such Person as a Grantor hereunder. Each Security Joinder Agreement shall be accompanied by the Supplemental Schedules referred to therein, appropriately completed with information relating to the Grantor executing such Security Joinder Agreement and its property. Each of the applicable Schedules attached hereto shall be deemed amended and supplemented without further action by such information reflected on the Supplemental Schedules.

27. Rules of Interpretation. The rules of interpretation contained in Section 1.03 of the Credit Agreement shall be applicable to this Security Agreement and each Security Joinder Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any Credit Extensions referred to herein or secured hereby.

28. Governing Law; Waivers.

(a) THIS SECURITY AGREEMENT AND EACH SECURITY JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS; PROVIDED THAT (i) WITH RESPECT TO THOSE INSTANCES IN WHICH THE APPLICABLE CHOICE OF LAWS RULES OF SUCH STATE, INCLUDING SECTION 9-301 OF THE UCC, REQUIRE THAT THE MANNER OF CREATION OF A SECURITY INTEREST IN SPECIFIC COLLATERAL OR THE MANNER OR EFFECT OF PERFECTION OR NONPERFECTION OR THE RULES GOVERNING PRIORITY OF SECURITY INTERESTS ARE TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION, THEN THE LAWS OF SUCH OTHER JURISDICTION SHALL GOVERN SUCH MATTERS, (ii) EACH CONTROL AGREEMENT (INCLUDING EACH QUALIFYING CONTROL AGREEMENT) APPLICABLE TO ANY SECURITIES ACCOUNT OR DEPOSIT ACCOUNT SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION SPECIFIED IN SUCH CONTROL AGREEMENT, OR OTHERWISE BY THE LAWS OF THE JURISDICTION THAT GOVERN THE SECURITIES ACCOUNT OR DEPOSIT ACCOUNT TO WHICH SUCH CONTROL AGREEMENT RELATES, AND (iii) IN THOSE INSTANCES IN WHICH THE LAWS OF THE JURISDICTION IN WHICH COLLATERAL IS LOCATED GOVERN MATTERS PERTAINING TO THE METHODS AND EFFECT OF REALIZING ON COLLATERAL, SUCH LAWS SHALL BE GIVEN EFFECT WITH RESPECT TO SUCH MATTERS.

(b) EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF COOK, STATE OF ILLINOIS, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT OR A SECURITY JOINDER AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(c) EACH GRANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH PARTY PROVIDED IN SECTION 25 OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF ILLINOIS.

(d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY OTHER PARTY OR ANY OF SUCH PARTY’S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE UNDER APPLICABLE LAW.

(e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY EXPRESSLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

(f) EACH GRANTOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

29. Additional Interests. If any Grantor shall at any time acquire or hold any additional Investment Property, including any Investment Property issued by any Subsidiary not listed on Schedule 2(g) hereto which are required to be subject to a Lien pursuant to a Collateral Document by the terms hereof or of any provision of the Credit Agreement (any such shares being referred to herein as the “Additional Interests”), such Grantor shall deliver to the Administrative Agent for the benefit of the Secured Parties (i) a Security Agreement Supplement in the form of Exhibit B hereto with respect to such Additional Interests duly completed and executed by such Grantor and (ii) any other document required in connection with such Additional Interests as described in Sections 3 and 9. Each Grantor shall comply with the requirements of this Section 29 promptly upon the acquisition of any such Additional Interests or, in the case of Additional Interests to which Section 6.12 of the Credit Agreement applies, within the time period specified in such Section or elsewhere in the Credit Agreement with respect to such Additional Interests; provided, however, that the failure to comply with the provisions of this Section 29 shall not impair the Lien on Additional Interests conferred hereunder.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Amended and Restated Security Agreement on the day and year first written above.

GRANTOR:

MODUSLINK GLOBAL SOLUTIONS, INC.

By:	/s/ Brian J. O’Donnell
Name:	Brian J. O’Donnell
Title:	Treasurer

MODUS MEDIA, INC.

By:	/s/ Peter L. Gray
Name:	Peter L. Gray
Title:	Secretary

MODUSLINK CORPORATION

By:	/s/ Brian J. O’Donnell
Name:	Brian J. O’Donnell
Title:	Treasurer

MODUSLINK PTS, INC.

By:	/s/ Peter L. Gray
Name:	Peter L. Gray
Title:	Secretary

SOL HOLDINGS, INC.

By:	/s/ Peter L. Gray
Name:	Peter L. Gray
Title:	Secretary

MODUS MEDIA INTERNATIONAL (IRELAND) LIMITED

By:	/s/ Peter L. Gray
Name:	Peter L. Gray
Title:	Secretary

MODUSLINK OPEN CHANNEL SOLUTIONS, INC.

By:	/s/ Peter L. Gray
Name:	Peter L. Gray
Title:	Secretary

TECH FOR LESS LLC

By:	/s/ Brian J. O’Donnell
Name:	Brian J. O’Donnell
Title:	Treasurer

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Bozena Janociak
Name:	Bozena Janociak
Title:	Assistant Vice President

SCHEDULE 1

For purposes of this Security Agreement, a “Qualifying Control Agreement” shall mean each of the following, as applicable to the respective items or types of property in which the Grantor now has or may hereafter acquire an interest:

(a) With respect to Investment Property credited to any securities account, an agreement executed by the applicable securities intermediary substantially in the form of Schedule 1-A hereto or in such other form as may be consented to by the Administrative Agent in its discretion;

(b) With respect to Deposit Accounts or tangible personal property Collateral in the possession, custody or control of any warehouseman or other bailee, an acknowledgment and agreement executed by the depositary institution or bailee (each, a “Custodian”), as the case may be, and (as to Deposit Accounts) the applicable Grantor, in form and substance acceptable to the Administrative Agent and in which the Custodian (i) acknowledges the Lien created hereunder (and, in the case of any Custodian of tangible personal property, that such Custodian holds such Collateral for the Administrative Agent for the benefit of the Secured Parties), (ii) agrees to discontinue accepting requests or demands from or on behalf of the applicable Grantor for access to or possession of any Collateral of which it is Custodian upon receipt of notice from the Administrative Agent that a Default or Event of Default has occurred and is continuing (a “Default Notice”), until such time as the Administrative Agent may furnish it with a subsequent notice that such Default or Event of Default has been cured or waived, (iii) agrees that it will comply with instructions from the Administrative Agent directing the disposition of the Collateral of which it is Custodian, without requiring further consent from the Grantor, following receipt of any Default Notice from the Administrative Agent, (iv) agrees that it will not consent to or acknowledge any Lien on Collateral of which it is Custodian in favor of any other Person and, as to Deposit Accounts only, agrees that it will not permit any withdrawals from such deposit accounts, until it receives notice from the Administrative Agent that all Liens on such Collateral in favor of the Secured Parties have been released or terminated, (v) agrees to waive or subordinate to the Lien conferred hereunder, on terms acceptable to the Administrative Agent, any lien, claim, or right of setoff or recoupment (whether statutory or consensual) in favor of the Custodian on any of the Collateral; provided, however, Deposit Account Custodians may retain a prior Lien solely for the payment of routine deposit account maintenance and activity charges and the reversal of provisional credits, and (vi) in the case of any warehouseman or other bailee of tangible personal property collateral, agrees to deliver (and accompanies such agreement with any then existing) warehouse receipts or other Documents pertaining to such Collateral;

(c) With respect to Letter-of-Credit Rights, an acknowledgment and agreement of the issuer or other applicable person nominated to accept drafts and or effect payment thereunder (the “Issuer”) of the related letter of credit in form and substance acceptable to the Administrative Agent and in which the Issuer (i) consents to and acknowledges the Lien in favor of the Administrative Agent conferred hereunder in proceeds of drawings under the related letter of credit, (ii) agrees that it will not acknowledge any Lien in favor of any other Person on Letter-of-Credit Rights until it receives notice from the Administrative Agent that all Liens on such Collateral in favor of the Secured Parties have been released or terminated, and (iii) to the extent not inconsistent with the express terms of the related letter of credit, agrees that upon receipt of notice from the Administrative Agent that an Event of Default has occurred and is continuing, it

S-1

will make all payments of drawings honored by it under the related letter of credit to the Administrative Agent, notwithstanding any contrary instruction received from the Grantor; and

(d) With respect to any Investment Property in the form of uncertificated securities, an agreement of the issuer of such Investment Property in form and substance acceptable to the Administrative Agent sufficient to confer control (within the meaning of Section 9-106 of the UCC) over such property and containing such other terms and provisions as the Administrative Agent may reasonably request.

S-2

SCHEDULE 1-A

COLLATERAL ACCOUNT CONTROL AGREEMENT

(BANK OF AMERICA, N.A.)

[(DATE)]

Banc of America Securities LLC

Mutual Fund Operations, NC1-004-03-45

200 North College Street

Charlotte, NC 28255

Whereas,                                                               (“Pledgor”, whether one or more), has granted to Bank of America, N.A., as administrative agent for certain lenders (in such capacity, the “Pledgee”), a security interest in Account number                      (the “Collateral Account”, whether one or more) held by Banc of America Securities LLC (the “Securities Intermediary”), together with all financial assets, investment property, securities, cash and other property now or hereafter held therein, and the proceeds thereof, including without limitation dividends payable in cash or stock and shares or other proceeds of conversions or splits of any securities in the Collateral Account (collectively, the “Collateral”).

Whereas, Pledgor, Pledgee and the Securities Intermediary agree that the Collateral Account is a “securities account” within the meaning of Article 8 of the Uniform Commercial Code of the State of New York (the “UCC”) and that all Collateral held in the Collateral Account will be treated as financial assets under the UCC.

In connection therewith, the parties hereto agree (which agreement by the Pledgor will be construed as instructions to the Securities Intermediary):

1.	The Securities Intermediary is instructed to register the pledge on its books. Securities Intermediary shall hold all certificated securities that comprise all or part of the Collateral with proper endorsements to the Securities Intermediary or in blank, or will deliver possession of such certificated securities to the Pledgee.

2.	The Securities Intermediary is instructed to deliver to the Pledgee copies of monthly statements on the Collateral Account.

3.	The Collateral Account will be styled: “[Pledgor] Collateral Account for Bank of America, N.A.”

4.	All dividends, interest, gains and other profits with respect to the Collateral Account will be reported in the name and tax identification number of Pledgor.

5.	The Securities Intermediary is authorized to accept and act upon instructions, directions, and orders from Pledgor with respect to the Collateral Account, the Collateral, any interest therein, or the proceeds thereof, including but not limited to instructions, directions, and orders for the sale, transfer, free delivery, release or other disposition of the Collateral, any interest therein, or the proceeds thereof, in each case without the prior consent of Pledgee, until the Securities Intermediary has received and had a reasonable opportunity to act upon a written notice from Pledgee which states that Pledgee is exercising exclusive control over the Collateral Account

(“Notice of Exclusive Control”). A Notice of Exclusive Control (Exhibit A) shall designate the account, person or other location to which the financial assets in the Collateral Account, and cash dividends, interest, income, earnings, and other distributions received with respect thereto, shall thereafter be delivered. Notwithstanding the foregoing, the Securities Intermediary shall at all times be entitled to apply the Collateral, any part thereof, any interest therein, or the proceeds thereof to the satisfaction of an Unsubordinated Obligation (as defined below) owed to it.

6.	The Pledgor authorizes the Securities Intermediary, and the Securities Intermediary agrees, to comply with any order or instruction from Pledgee concerning the Collateral Account, including an order or instruction directing sale, transfer (to the extent that the Collateral is transferable) or redemption of all or part of the Collateral and the remittance of the proceeds thereof, if any, to Pledgee, without further consent by the Pledgor. Securities Intermediary shall have no responsibility or liability to the Pledgor for complying with any order or instruction, whether oral or written, concerning the Collateral Account, the Collateral, any interest therein, or the proceeds thereof originated by Pledgee and shall have no responsibility to investigate the appropriateness of any such order or instruction, even if the Pledgor notifies the Securities Intermediary that Pledgee is not legally entitled to originate any such order or instruction. Securities Intermediary shall have no responsibility or liability to Pledgee for complying with any order or instruction, whether oral or written, concerning the Collateral Account, the Collateral, any interest therein, or the proceeds thereof originated by the Pledgor except to the extent such compliance would cause the Securities Intermediary to violate (i) paragraph 5 hereof or (ii) written orders or instructions previously received from Pledgee, including without limitation, a Notice of Exclusive Control, but only to the extent Securities Intermediary has had reasonable opportunity to act thereon. Securities Intermediary shall be able to rely upon any notice, order or instruction that it reasonably believes to be genuine. Securities Intermediary shall have no responsibility or liability to Pledgee with respect to the value of the Collateral Account or any of the Collateral. This Agreement does not create any obligation or duty on the part of Securities Intermediary other than those expressly set forth herein.

7.	The Pledgor agrees to indemnify and hold the Securities Intermediary, its directors, officers, employees, and agents harmless from and against any and all claims, causes of action, liabilities, losses, lawsuits, demands, damages, costs and expenses, including without limitation court costs and reasonable attorneys’ fees and expenses and allocated costs of in house counsel, that may arise out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent caused by Securities Intermediary’s gross negligence or willful misconduct. The obligations of the Pledgor set forth in this paragraph 7 shall survive the termination of this Agreement.

8.	The Securities Intermediary is instructed that the Collateral Account is to remain a “cash account” within the meaning of Regulation T issued by the Board of Governors of the Federal Reserve System. The Securities Intermediary represents that it has not received notice regarding any lien, encumbrance or other claim to the Collateral or the Collateral Account from any other person and has not entered into an agreement with any third party to act on such third party’s instructions without further consent of the Pledgor. The Securities Intermediary further agrees not to enter into any such agreement with any third party.

9.

The Securities Intermediary subordinates to the lien and security interest of the Pledgee any right of setoff, encumbrance, security interest, lien or other claim that it may have against the Collateral, except for any lien, claim, encumbrance or right of set off against the Collateral Account for (i) customary commissions and fees arising from permitted trading activity within the Collateral Account, and (ii) payment owed to Securities Intermediary for open trade commitments for the purchase and/or sale of financial assets in and for the Collateral Account (the “Unsubordinated Obligations”).

10.	To the extent a conflict exists between the terms of this Agreement and any account agreement between the Pledgor and the Securities Intermediary, the terms of this Agreement will control, provided that this Agreement shall not alter or affect any mandatory arbitration provision currently in effect between Securities Intermediary and the Pledgor.

11.	The terms of this Agreement may not be modified except by a writing signed by all parties hereto.

12.	Securities Intermediary reserves the right, unilaterally, to terminate this Agreement, such termination to be effective thirty (30) days after written notice thereof is given to Pledgor and Pledgee. In the event that it is not possible or practicable, in the judgment of the Securities Intermediary, to transfer the Collateral or deliver the Collateral to any other party, the Securities Intermediary will sell such assets and deliver the proceeds according to the instructions provided by the Pledgee or the joint instructions given by the Pledgee and Pledgor. Nothing set forth in this provision shall be deemed to limit the right of Pledgee to issue orders or instructions to the Securities Intermediary pursuant to paragraph 6 hereof. Pledgee may terminate this Agreement by giving notice to Securities Intermediary and Pledgor. Termination shall not affect any of the rights or liabilities of the parties hereto incurred before the date of termination.

13.	This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof, and, subject to paragraph 10 above, supersedes any prior agreement and contemporaneous oral agreements of the parties concerning its subject matter.

14.	Except as otherwise expressly provided herein, any notice, order, instruction, request or other communication required or permitted to be given under this Agreement shall be in writing and may be delivered in person, sent by facsimile or other electronic means if electronic confirmation of error free receipt is received, or sent by United States mail, postage prepaid, addressed to the party at the address set forth below.

15.	The Securities Intermediary will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of the Securities Intermediary, if (i) such failure or delay is caused by circumstances beyond the reasonable control of the Securities Intermediary, including without limitation legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, terrorism, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communication or transmission facilities, equipment failure, or act, negligence or default of the Pledgor or (ii) such failure or delay resulted from Securities Intermediary’s reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

16.

Pledgor agrees to pay Securities Intermediary, upon receipt of Securities Intermediary’s invoice, all reasonable costs, expenses and attorneys’ fees (including without limitation allocated costs of in-house counsel) incurred in the preparation and administration of this Agreement (including any amendments hereto or instruments or agreements required hereunder). Pledgor agrees to pay Securities Intermediary, upon receipt of Securities Intermediary’s invoice, all reasonable costs, expenses and attorneys’ fees (including without limitation allocated costs of in-house counsel) incurred by Securities Intermediary in connection with the enforcement of this Agreement or any instrument or agreement required hereunder, including without limitation any reasonable costs, expenses, and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Securities Intermediary’s rights hereunder in a case arising under Title 11, United States Code. This paragraph 16 shall survive termination of this Agreement.

17.	Notwithstanding any of the other provisions of this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against the Pledgor, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against the Pledgor, Securities Intermediary may act as Securities Intermediary deems necessary to comply with all applicable provisions of governing statutes and Pledgor shall not assert any claim against Securities Intermediary for so doing.

18.	If any term or provision of this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

19.	This Agreement may be executed in counterparts, each of which shall be an original, and all of which shall constitute one and the same agreement.

20.	This Agreement shall be governed and construed in accordance with the law of the State of New York excluding choice of law principles that would require application of the laws of a jurisdiction other than the State of New York.

*        *        *        *        *         *

IN WITNESS WHEREOF, the Pledgor and the Pledgee have agreed to the terms of this Agreement as of the date indicated above.

PLEDGOR:	PLEDGEE:

BANK OF AMERICA, N.A.

By:	By:

Name:	Name:

Title:	Title:

Telephone No.:	Telephone No.:

Address:	Address:

Date:	Date:

Acknowledged and Agreed to:

BANC OF AMERICA SECURITIES LLC

By:
Name:
Title:
Date:

Banc of America Securities LLC

Mutual Fund Operations, NC1-004-03-45

200 North College Street

Charlotte, NC 28255

Exhibit A

[Letterhead of the Pledgee]

NOTICE OF EXCLUSIVE CONTROL

[Date]

BY FACSIMILE TRANSMISSION

((704) 335-6727) AND CERTIFIED MAIL

Banc of America Securities LLC

Mutual Fund Operations

NC1-004-03-45

200 North College Street

Charlotte, NC 28255

Re: [Pledgor] Account No. [                    ]

Ladies and Gentlemen:

As referenced in the Collateral Account Control Agreement, dated as of                                         , among [Pledgor], Bank of America, N.A., and Banc of America Securities LLC, we hereby give you notice of our exclusive control over securities account number [                            ] (the “Collateral Account”) and all financial assets credited thereto. You are hereby instructed not to accept any direction, instruction or entitlement order with respect to the Collateral Account or the financial assets credited thereto from any person other than the undersigned.

You are hereby instructed to deliver the financial assets in the Collateral Account and cash dividends, interest, income, earning, and other distributions received with respect thereto, as follows:

Very truly yours,

BANK OF AMERICA, N.A.

By:
Name:
Title:

cc:	[Pledgor]

SCHEDULE 2(g)

Equity Interests

Each of the below Grantors owns the following equity interests that are being pledged pursuant to this Agreement:

Exact Legal Name of Grantor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Pledged Interest and Par Value (including options, warrants & similar arrangements)	Total Amount Authorized (by class or type)	Total Amount Issued and Outstanding (by class or type)	Total Amount Pledged (by shares and % of issued and outstanding)	Certificate Number(s)	Registrar or Transfer Agent, if any
ModusLink Global Solutions, Inc.	CMG Securities Corporation; Massachusetts corporation	Common Stock, no par value	200,000 shares of Common Stock	100 shares of Common Stock	100 shares of Common Stock; 100%	2010-1	N/A

ModusLink Global Solutions, Inc.	CMG@Ventures Capital Corp.; Delaware corporation	Common Stock, $0.01 par value	1,000 shares of Common Stock	1,000 shares of Common Stock	1,000 shares of Common Stock; 100%	2010-1	N/A

ModusLink Global Solutions, Inc.	CMG @Ventures, Inc.; Delaware corporation	Common Stock, $0.01 par value	1,000 shares of Common Stock	1,000 shares of Common Stock	1,000 shares of Common Stock; 100%	2010-1	N/A

ModusLink Global Solutions, Inc.	Modus Media, Inc.; Delaware corporation	Common Stock; par value $0.01 per share	1,000 shares of Common Stock	1,000 shares of Common Stock	1,000 shares of Common Stock; 100%	2010-1	N/A

ModusLink Global Solutions, Inc.	ModusLink Open Channel Solutions, Inc.; Delaware corporation	Common Stock; par value $0.01 per share	1,000 shares of Common Stock	1,000 shares of Common Stock	1,000 shares of Common Stock; 100%	2010-1	N/A

Exact Legal Name of Grantor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Pledged Interest and Par Value (including options, warrants & similar arrangements)	Total Amount Authorized (by class or type)	Total Amount Issued and Outstanding (by class or type)	Total Amount Pledged (by shares and % of issued and outstanding)	Certificate Number(s)	Registrar or Transfer Agent, if any
ModusLink Global Solutions, Inc.	ModusLink PTS, Inc.; Delaware corporation	Common Stock; par value $0.01 per share	1,000 shares of Common Stock	1,000 shares of Common Stock	1,000 shares of Common Stock; 100%	2010-1	N/A

ModusLink Global Solutions, Inc.	Tech for Less LLC; Delaware limited liability company	Membership Interests; no par value	N/A	N/A	100% Membership Interests	N/A	N/A

Modus Media, Inc.	ModusLink Corporation; Delaware corporation	Common Stock; par value $0.01 per share	3,000 shares of Common Stock	2,000 shares of Common Stock	2,000 shares of Common Stock; 100%	2010-1	N/A

ModusLink Corporation	Sol Holdings, Inc.; Delaware corporation	Common Stock; par value $0.01 per share	1,000 shares of Common Stock	100 shares of Common Stock	100 shares of Common Stock; 100%	2010-1	N/A

ModusLink Corporation	Modus Media International (Ireland) Limited; Delaware corporation	Common Stock; par value $1.00 per share	1,000 shares of Common Stock	1,000 shares of Common Stock	1,000 shares of Common Stock; 100%	2010-1	N/A

ModusLink Corporation	Modus Media International Documentation Services (Ireland) Ltd.; Delaware corporation	Common Stock; par value $1.00 per share	1,000 shares of Common Stock	1,000 shares of Common Stock	1,000 shares of Common Stock; 100%	2010-1	N/A

ModusLink Corporation	SalesLink LLC; Delaware limited liability company	Membership Interests; no par value	N/A	N/A	100% Membership Interests	N/A	N/A

Exact Legal Name of Grantor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Pledged Interest and Par Value (including options, warrants & similar arrangements)	Total Amount Authorized (by class or type)	Total Amount Issued and Outstanding (by class or type)	Total Amount Pledged (by shares and % of issued and outstanding)	Certificate Number(s)	Registrar or Transfer Agent, if any
ModusLink Corporation	SalesLink Mexico Holding Corp.; Delaware corporation	Common Stock; par value $0.01 per share	1,000 shares of Common Stock	1,000 shares of Common Stock	1,000 shares of Common Stock; 100%	2	N/A

ModusLink Corporation	ModusLink Mexico S.A. de C.V.; Mexico entity	Ordinary Shares; par value $1.00 Mexican currency	50,000 Ordinary shares	ModusLink Corporation holds 49,999 Ordinary shares Modus Media International Documentation Services (Ireland) Limited holds 1 Ordinary share	32,500 Ordinary shares pledged by ModusLink Corporation; 65%	19 and 20 18	N/A

ModusLink Corporation	ModusLink B.V.; The Netherlands entity	€100,000	€100,000	€20,000	€13,000; 65%	N/A	N/A

Exact Legal Name of Grantor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Pledged Interest and Par Value (including options, warrants & similar arrangements)	Total Amount Authorized (by class or type)	Total Amount Issued and Outstanding (by class or type)	Total Amount Pledged (by shares and % of issued and outstanding)	Certificate Number(s)	Registrar or Transfer Agent, if any
ModusLink Corporation	ModusLink Hungary Kft.; Hungary entity	HUF 3,000,000	HUF 3,000,000	ModusLink Corporation owns a quota representing HUF 2,900,000 of the registered capital Modus Media International Ireland (Holdings) owns quota representing HUF 100,000 of the registered capital	HUF 1,950,000; 65% pledged by ModusLink Corporation	N/A	N/A

ModusLink Corporation	ModusLink France S.A.S; France entity	100,000 Common	100,000 Common	100,000 Common	65,000 Common; 65%	N/A	N/A

ModusLink Corporation	ModusLink Czech Republic s.r.o; Czech Republic entity	CZK 200,000	CZK 200,000	CZK 200,000	CZK 130,000; 65%	N/A	N/A

ModusLink Corporation	ModusLink Pte. Ltd.; Singapore entity	100,000 Ordinary shares; issued share capital of SGD100,000	N/A	100,000 Ordinary shares	65,000 Ordinary shares; 65%	11 & 12	N/A

Exact Legal Name of Grantor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Pledged Interest and Par Value (including options, warrants & similar arrangements)	Total Amount Authorized (by class or type)	Total Amount Issued and Outstanding (by class or type)	Total Amount Pledged (by shares and % of issued and outstanding)	Certificate Number(s)	Registrar or Transfer Agent, if any
ModusMedia International (Ireland) Limited	Modus Media International Ireland (Holdings); Ireland entity	Ordinary shares; Nominal Par Value €1.26973808	12,200,000 Ordinary shares	10,188,728 Ordinary shares (10,188,727 Ordinary shares held by ModusMedia International (Ireland) Limited and 1 Ordinary share held by Modus Media International Leinster Unlimited)	6,622,674 Ordinary shares pledged by ModusMedia International (Ireland) Limited; 65%	N/A	N/A`

Sol Holdings, Inc.	Sol Services Corporation, S.A. de C.V.; Mexico entity	Ordinary shares; par value $1.00 Mexican currency	50,000 Ordinary shares	49,999 Ordinary shares held by Sol Holdings, Inc. 1 Ordinary share held by Modus Media International Documentation Services (Ireland) Ltd.	32,500 Ordinary shares pledged by Sol Holdings, Inc.; 65%	6 and 7 5	N/A

SCHEDULE 7(f)

Grantor Information

I.	II.	III.	IV.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Trade Styles/Trade Names

ModusLink Global Solutions, Inc.	Delaware corporation; 2090118 Certificate of Ownership and Merger filed on September 29, 2008 changing name from CMGI, Inc. to ModusLink Global Solutions, Inc.	1100 Winter Street, Suite 4600 Waltham, MA 02451	CMGI ModusLink

Modus Media, Inc.	Delaware corporation; 2720120	1100 Winter Street, Suite 4600 Waltham, MA 02451	ModusLink CMGI

ModusLink Corporation	Delaware corporation; 2831732	1100 Winter Street, Suite 4600 Waltham, MA 02451	ModusLink CMGI

Sol Holdings, Inc.	Delaware corporation; 3247458	1100 Winter Street, Suite 4600 Waltham, MA 02451	ModusLink CMGI

Modus Media International (Ireland) Limited	Delaware corporation; 2175959	1100 Winter Street, Suite 4600 Waltham, MA 02451	ModusLink CMGI

ModusLink Open Channel Solutions, Inc.	Delaware corporation; 3301405 Certificate of Amendment filed on January 30, 2009 changing name from Open Channel Solutions, Inc. to ModusLink Open Channel Solutions, Inc.	1100 Winter Street, Suite 4600 Waltham, MA 02451 Prior Chief Executive Office: Three Allied Drive Dedham, MA 02026	ModusLink OCS ModusLink CMGI

ModusLink PTS, Inc.	Delaware corporation; 4610797	1100 Winter Street, Suite 4600 Waltham, MA 02451 Prior Chief Executive Office: 5233 South Old State Road 37 Bloomington, IN 47401	ModusLink ModusLink PTS PTS Electronics PTS Corporation Tronics Trading Tronix Store CMGI

Tech for Less LLC	Delaware limited liability company; 4249365	1100 Winter Street, Suite 4600 Waltham, MA 02451 Prior Chief Executive Office: 1610 Garden of the Gods Road Colorado Springs, CO 80907	Tech For Less Tech for Less Tech 4 Less

SCHEDULE 9(e)

Investment Property

Each of the below Grantors owns the following equity interests that are not being pledged pursuant to this Agreement:

Exact Legal Name of Grantor	Name, Jurisdiction of Formation and Type of Entity of Subsidiary
ModusLink Corporation	ModusLink Limited, a United Kingdom entity

ModusLink Corporation	Modus Media International Leinster Unlimited, a British Virgin Island entity

ModusLink Corporation	Logistix Holdings Europe Limited, an Ireland entity

ModusLink Corporation	ModusLink Solutions Services Pte. Ltd., a Singapore entity

ModusLink Corporation	ModusLink Japan K.K., a Japan entity

ModusLink Corporation	SalesLink International (Singapore) Pte. Ltd., a Singapore entity

ModusLink Open Channel Solutions, Inc.	ModusLink Open Channel Solutions B.V., The Netherlands entity

ModusLink Open Channel Solutions, Inc.	Open Channel Solutions Pty Limited, an Australia entity

ModusLink Open Channel Solutions, Inc.	ModusLink Open Channel Solutions KK, a Japan entity

SECURITIES ACCOUNTS:

Grantor	Name and Address of Securities Intermediary
ModusLink Corporation	Banc of America Securities LLC 1 Financial Center, 37th Floor Boston, MA 02111

ModusLink Global Solutions, Inc.	Banc of America Securities LLC 1 Financial Center, 37th Floor Boston, MA 02111

ModusLink Global Solutions, Inc.	UBS Financial Services 1 Post Office Square 33rd Floor Boston, MA 02109

ModusLink Global Solutions, Inc.	UBS Financial Services 1 Post Office Square 33rd Floor Boston, MA 02109

SCHEDULE 9(f)

Deposit Accounts

Grantor	Bank	Address
ModusLink Corporation	Bank of America, N.A.	135 South LaSalle Street, Ste. 241 Chicago, IL 60603

ModusLink Corporation	Wachovia Bank	8911 Brier Creek Pkwy Raleigh, NC

ModusLink Global Solutions, Inc.	Silicon Valley Bank	2221 Washington Street Newton, MA 02462

ModusLink PTS, Inc.	Regions Bank	One Indiana Square, Suite 215 Indianapolis, IN 46204

ModusLink Open Channel Solutions, Inc.	Citizens Bank	53 State Street MBS950 Boston, MA 02109

Tech for Less LLC	Southwest Bank	13205 Manchester Road St. Louis, MO 63131

Tech for Less LLC	Bank of Colorado	421 N. Tejon St. Colorado Springs, CO 80903

SCHEDULE 9(i)

Commercial Tort Claims

Grantor	Adverse Party(ies)	Nature of Claim Status of Claim

None	None	None

SCHEDULE 9(j)

Internet Property Rights

Internet Domain Names:

ModusLink Global Solutions, Inc.

None

Modus Media, Inc.

None

ModusLink Corporation

No.	Internet Domain Name	Name/Address Registrar
1.	adforce-mail.com	Network Solutions www.networksolutions.com

2.	adforce-mail.net	Network Solutions www.networksolutions.com

3.	adforce-mail.org	Network Solutions www.networksolutions.com

4.	adforcemail.com	Network Solutions www.networksolutions.com

5.	adforcemail.net	Network Solutions www.networksolutions.com

6.	adforcemail.org	Network Solutions www.networksolutions.com

7.	cmgi-asia.net	Network Solutions www.networksolutions.com

8.	cmgi-asia.org	Network Solutions www.networksolutions.com

9.	cmgi.com	Network Solutions www.networksolutions.com

10.	cmgiasia.net	Network Solutions www.networksolutions.com

No.	Internet Domain Name	Name/Address Registrar
11.	cmgiasia.org	Network Solutions www.networksolutions.com

12.	logistix.com	Network Solutions www.networksolutions.com

13.	logistixmsfl.net	Network Solutions www.networksolutions.com

14.	logistixmsire.net	Network Solutions www.networksolutions.com

15.	mmimsangers.net	Network Solutions www.networksolutions.com

16.	mmimsbudapest.net	Network Solutions www.networksolutions.com

17.	mmimsfutian.net	Network Solutions www.networksolutions.com

18.	mmimsjapan.net	Network Solutions www.networksolutions.com

19.	mmimsjapan2.net	Network Solutions www.networksolutions.com

20.	mmimsjapan3.net	Network Solutions www.networksolutions.com

21.	mmimskunshan.net	Network Solutions www.networksolutions.com

22.	mmimslimerick.net	Network Solutions www.networksolutions.com

23.	mmimsmex.net	Network Solutions www.networksolutions.com

24.	mmimsmonterrey.net	Network Solutions www.networksolutions.com

25.	mmimsnash.net	Network Solutions www.networksolutions.com

26.	mmimsnc.net	Network Solutions www.networksolutions.com

27.	mmimspenang.net	Network Solutions www.networksolutions.com

No.	Internet Domain Name	Name/Address Registrar
28.	mmimspudong.net	Network Solutions www.networksolutions.com

29.	mmimsscot.net	Network Solutions www.networksolutions.com

30.	mmimsshanghai.net	Network Solutions www.networksolutions.com

31.	mmimsshenzhen.net	Network Solutions www.networksolutions.com

32.	mmimssongjiang.net	Network Solutions www.networksolutions.com

33.	mmimstaiwan.net	Network Solutions www.networksolutions.com

34.	modus.com	Network Solutions www.networksolutions.com

35.	moduslink.biz	Network Solutions www.networksolutions.com

36.	moduslink.cn	Network Solutions www.networksolutions.com

37.	moduslink.co.uk	Network Solutions www.networksolutions.com

38.	moduslink.com	Network Solutions www.networksolutions.com

39.	moduslink.com.cn	Network Solutions www.networksolutions.com

40.	moduslink.de	Network Solutions www.networksolutions.com

41.	moduslink.info	Network Solutions www.networksolutions.com

42.	moduslink.name	Network Solutions www.networksolutions.com

43.	moduslink.net	Network Solutions www.networksolutions.com

44.	moduslink.org	Network Solutions www.networksolutions.com

No.	Internet Domain Name	Name/Address Registrar
45.	moduslink.tv	Network Solutions www.networksolutions.com

46.	moduslink.us	Network Solutions www.networksolutions.com

47.	moduslink.ws	Network Solutions www.networksolutions.com

48.	moduslinkglobalsolutions.com	Network Solutions www.networksolutions.com

49.	moduslinkgs.com	Network Solutions www.networksolutions.com

50.	moduslinkocs.com	Network Solutions www.networksolutions.com

51.	moduslinkocs.net	Network Solutions www.networksolutions.com

52.	moduslinkpts.com	Network Solutions www.networksolutions.com

53.	moduslinkpts.net	Network Solutions www.networksolutions.com

54.	modusmedia-asia.com	Network Solutions www.networksolutions.com

55.	modusmedia.com	Network Solutions www.networksolutions.com

56.	modusmedia.net	Network Solutions www.networksolutions.com

57.	modusmedia.org	Network Solutions www.networksolutions.com

58.	pmc.com	Network Solutions www.networksolutions.com

59.	saleslink.com	Network Solutions www.networksolutions.com

60.	serversoftwaresubscription.com	Network Solutions www.networksolutions.com

61.	sliq-link.com	Network Solutions www.networksolutions.com

No.	Internet Domain Name	Name/Address Registrar
62.	sliqlink.com	Network Solutions www.networksolutions.com

63.	tronixstore.com	Network Solutions www.networksolutions.com

64.	ventures.com	Network Solutions www.networksolutions.com

65.	Moduslink.com.tw	Pchome www.pchome.com.tw

Sol Holdings, Inc.

None

Modus Media International (Ireland) Limited

None

ModusLink Open Channel Solutions, Inc.

No.	Internet Domain Name	Name/Address Registrar
1.	ocs.com	Network Solutions www.networksolutions.com

2.	ocs.au.com**	NetRegistry Pty Ltd. www.netregistry.com.au

3.	open-channels.com	Network Solutions www.networksolutions.com

4.	openchannels.com.au	NetRegistry Pty Ltd. www.netregistry.com.au

5.	openchannelsolutions.com	Network Solutions www.networksolutions.com

6.	openchannelsolutions.com.au	NetRegistry Pty Ltd. www.netregistry.com.au

No.	Internet Domain Name	Name/Address Registrar
7.	rrd.co.jp	SoftBank Telecom Corp. tm.softbank.jp/English

ModusLink PTS, Inc.

No.	Internet Domain Name	Name/Address Registrar
1.	moduslinkptstvboards.biz	Network Solutions www.networksolutions.com

2.	moduslinkptstvboards.com	Network Solutions www.networksolutions.com

3.	moduslinkptstvboards.net	Network Solutions www.networksolutions.com

4.	ptscorp.com	Network Solutions www.networksolutions.com

5.	bluemarlintrading.com	Network Solutions www.networksolutions.com

6.	etronicstrading.com	Network Solutions www.networksolutions.com

7.	tronicstrader.com	Network Solutions www.networksolutions.com

8.	tronicstrading.com	Network Solutions www.networksolutions.com

Tech for Less LLC

No.	Internet Domain Name	Name/Address Registrar
1.	firesale-auctions.com	Network Solutions www.networksolutions.com

2.	firesale-marketplace.com	Network Solutions www.networksolutions.com

3.	firesale.com	Network Solutions www.networksolutions.com

4.	firesale.us	Network Solutions www.networksolutions.com

5.	firesaleauctions.com	Network Solutions www.networksolutions.com

6.	firesalemarketplace.com	Network Solutions www.networksolutions.com

7.	living4less.biz	Network Solutions www.networksolutions.com

8.	living4less.com	Network Solutions www.networksolutions.com

9.	living4less.us	Network Solutions www.networksolutions.com

10.	livingforless.biz	Network Solutions www.networksolutions.com

11.	livingforless.com	Network Solutions www.networksolutions.com

12.	livingforless.net	Network Solutions www.networksolutions.com

13.	livingforless.us	Network Solutions www.networksolutions.com

14.	restream.com	Network Solutions www.networksolutions.com

15.	tech4less.biz	Network Solutions www.networksolutions.com

16.	tech4less.com	Network Solutions www.networksolutions.com
17.	tech4less.info	Network Solutions www.networksolutions.com

No.	Internet Domain Name	Name/Address Registrar
18.	tech4less.mobi	Network Solutions www.networksolutions.com

19.	tech4less.net	Network Solutions www.networksolutions.com

20.	tech4less.org	Network Solutions www.networksolutions.com

21.	tech4less.us	Network Solutions www.networksolutions.com

22.	tech4less2go.com	Network Solutions www.networksolutions.com

23.	techfolress.com	Network Solutions www.networksolutions.com

24.	techforless.biz	Network Solutions www.networksolutions.com

25.	techforless.com	Network Solutions www.networksolutions.com

26.	techforless.info	Network Solutions www.networksolutions.com

27.	techforless.mobi	Network Solutions www.networksolutions.com

28.	techforless.net	Network Solutions www.networksolutions.com

29.	techforless.org	Network Solutions www.networksolutions.com

30.	techforless.us	Network Solutions www.networksolutions.com

31.	techforless2go.com	Network Solutions www.networksolutions.com

32.	techfourless.com	Network Solutions www.networksolutions.com

33.	techfourless.net	Network Solutions www.networksolutions.com

No.	Internet Domain Name	Name/Address Registrar
34	techfroless.com	Network Solutions www.networksolutions.com

Internet Websites:

ModusLink Global Solutions, Inc.

www.moduslink.com, the name and address of the internet service provider is ModusLink Corporation, 1100 Winter Street, Suite 4600, Waltham, MA 02451.

Modus Media, Inc.

None.

ModusLink Corporation

None.

Sol Holdings, Inc.

None.

Modus Media International (Ireland) Limited

None.

ModusLink Open Channel Solutions, Inc.

www.openchannelsolutions.com, the name and address of the internet service provider is Internap, 70 Inner Belt Road, Somerville, MA 02143.

ModusLink PTS, Inc.

www.tronicstrading.com, the name and address of the internet service provider is ModusLink PTS, Inc., P.O Box 272, 5233 Old State Road 37, Bloomington, IN 47402-0271

Tech for Less LLC

www.techforless.com, the name and address of the internet service provider is Tech for Less LLC, 1610 Garden of the Gods Road, Colorado Springs, CO 80907.

EXHIBIT A

Form of Security Joinder Agreement

SECURITY JOINDER AGREEMENT

THIS SECURITY JOINDER AGREEMENT dated as of                     , 20     (this “Security Joinder Agreement”), is made by                                                                  , a                      (the “Joining Grantor”), in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) for the Secured Parties (as defined in the Security Agreement referenced below; all capitalized terms used but not defined herein shall have the meanings given to such terms in such Security Agreement).

RECITALS:

A. MODUSLINK GLOBAL SOLUTIONS, INC., a Delaware corporation (the “Borrower Agent”), certain of its Subsidiaries and the Administrative Agent are party to an Amended and Restated Security Agreement dated as of February 1, 2010 (as in effect on the date hereof, the “Security Agreement”).

B. The Joining Grantor is a Subsidiary of the Borrower Agent and is required by the terms of the Credit Agreement to become a Guarantor and be joined as a party to the Security Agreement as a Grantor.

C. The Joining Grantor will materially benefit directly and indirectly from the making and maintenance of the extensions of credit made from time to time under the Credit Agreement and Related Credit Arrangements.

In order to induce the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement and Related Credit Arrangements, the Joining Grantor hereby agrees as follows:

1. Joinder. The Joining Grantor hereby irrevocably, absolutely and unconditionally becomes a party to the Security Agreement as a Grantor and bound by all the terms, conditions, obligations, liabilities and undertakings of each Grantor or to which each Grantor is subject thereunder, including without limitation the grant pursuant to Section 2 of the Security Agreement of a security interest to the Administrative Agent for the benefit of the Secured Parties in the property and property rights constituting Collateral (as defined in Section 2 of the Security Agreement) of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, as security for the payment and performance of the Secured Obligations (as defined in the Security Agreement), all with the same force and effect as if the Joining Grantor were a signatory to the Security Agreement.

2. Affirmations. The Joining Grantor hereby acknowledges and reaffirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers, representations, warranties, acknowledgements and certifications applicable to any Grantor contained in the Security Agreement.

3. Supplemental Schedules and Other Information. Attached to this Security Joinder Agreement are duly completed schedules (the “Supplemental Schedules”) supplementing as thereon indicated the respective Schedules to the Security Agreement. The Joining Grantor shall supplement all

1

other information delivered to the Administrative Agent in connection with the Security Agreement (including, without limitation, the information indicated in Section 9(e), Section 9(f), and Section 9(j) of the Security Agreement). The Joining Grantor represents and warrants that the information contained on each of the Supplemental Schedules and all other supplemental information with respect to such Joining Grantor and its properties and affairs is true, complete and accurate as of the date hereof.

4. Severability. The provisions of this Security Joinder Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Security Joinder Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

5. Counterparts. This Security Joinder Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Joinder Agreement to produce or account for more than one such counterpart executed by the Joining Grantor. Without limiting the foregoing provisions of this Section 4, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Security Joinder Agreement.

6. Delivery. Joining Grantor hereby irrevocably waives notice of acceptance of this Security Joinder Agreement and acknowledges that the Secured Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents and Related Credit Arrangements made and maintained, in reliance on this Security Joinder Agreement and the Grantor’s joinder as a party to the Security Agreement as herein provided.

7. Governing Law; Venue; Waiver of Jury Trial. The provisions of Section 28 of the Security Agreement are hereby incorporated by reference as if fully set forth herein.

[Signature page follows.]

2

IN WITNESS WHEREOF, the Joining Grantor has duly executed and delivered this Security Joinder Agreement as of the day and year first written above.

JOINING GRANTOR:

By:
Name:
Title:

3

SUPPLEMENTAL

SCHEDULE 2(g)

Equity Interests

Exact Legal Name of Grantor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Pledged Interest and Par Value (including options, warrants & similar arrangements)	Total Amount Authorized (by class or type)	Total Amount Issued and Outstanding (by class or type)	Total Amount Pledged (by shares and % of issued and outstanding)	Certificate Number(s)	Registrar or Transfer Agent, if any

Delivered pursuant to Security Joinder Agreement of                                                              .

Applicable Date:                 , 20

4

SUPPLEMENTAL

SCHEDULE 7(f)

Grantor Information

I.	II.	III.	IV.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Trade Styles

Delivered pursuant to Security Joinder Agreement of                                                              .

Applicable Date:                     , 20

5

SUPPLEMENTAL

SCHEDULE 9(e)

Investment Property

Securities Accounts			Other Investment Property
Name and Address of Securities Intermediary	Account Number	Name and Type of Issuer	Quantity of Shares or Other Interest	Certificate Number(s)
Grantor

Delivered pursuant to Security Joinder Agreement of                                                              .

Applicable Date:                     , 20

6

SUPPLEMENTAL

SCHEDULE 9(f)

Deposit Accounts

	Name and Address of		Certificate of Deposit No.
Grantor	Depository Institution	Account No.	(If applicable)

Delivered pursuant to Security Joinder Agreement of                                                              .

Applicable Date:                     , 20

7

SUPPLEMENTAL

SCHEDULE 9(i)

Commercial Tort Claims

Grantor	Adverse Party(ies)	Nature of Claim Status of Claim

Delivered pursuant to Security Joinder Agreement of                                                              .

Applicable Date:                     , 20

8

SUPPLEMENTAL

SCHEDULE 9(j)

Internet Property Rights

As to each Grantor:

(i)	Internet Domain Name

(ii)	Name/Address of Registrar of such Internet Domain

(iii)	Name of Each Internet Website Operated by Grantor

(iv)	Name/Address of Internet Service Provider through whom each website is operated

9

EXHIBIT B

SECURITY AGREEMENT SUPPLEMENT

THIS SECURITY AGREEMENT SUPPLEMENT dated as of                     , 20     (this “Security Agreement Supplement”), is made by                                         , a                      (the “Grantor”), in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) for the Secured Parties (as defined in the Security Agreement referenced below; all capitalized terms used but not defined herein shall have the meanings given to such terms in such Security Agreement).

RECITALS:

A. The Grantor is party to that certain Amended and Restated Security Agreement dated as of February 1, 2010 (as in effect on the date hereof, the “Security Agreement”), among MODUSLINK GLOBAL SOLUTIONS, INC., a Delaware corporation (the “Borrower Agent”), certain of the Borrower Agent’s Subsidiaries and the Administrative Agent.

B. The Grantor has acquired rights in the Investment Property listed on Annex A to this Security Agreement Supplement (the “Additional Interests”) and desires to pledge, and evidence its prior pledge, to the Administrative Agent for the benefit of the Secured Parties all of the Additional Interests in accordance with the terms of the Credit Agreement and the Security Agreement.

In order to induce the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement and Related Credit Arrangements, the Grantor hereby agrees as follows:

1. Affirmations. The Grantor hereby reaffirms and acknowledges the pledge to, and the grant of security interest in, the Additional Interests contained in the Security Agreement and pledges to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a first priority lien and security interest in, the Additional Interests and all of the following:

(a) all money, securities, security entitlements and other investment property, dividends, rights, general intangibles and other property at any time and from time to time (x) declared or distributed in respect of or in exchange for or on conversion of any or all of the Additional Interests or other Investment Property or (y) by its or their terms exchangeable or exercisable for or convertible into any Additional Interest or other Investment Property;

(b) all other property of whatever character or description, including money, securities, security entitlements and other investment property, and general intangibles hereafter delivered to the Administrative Agent in substitution for or as an addition to any of the foregoing;

(c) all securities accounts to which may at any time be credited any or all of the foregoing or any proceeds thereof and all certificates and instruments representing or evidencing any of the foregoing or any proceeds thereof; and

1

(d) all proceeds of any of the foregoing.

The Grantor hereby acknowledges, agrees and confirms by its execution of this Security Agreement Supplement that the Additional Interests constitute “Investment Property” under and are subject to the Security Agreement, and the items of property referred to in clauses (a) through (d) above (the “Additional Collateral”) shall collectively constitute “Collateral” under and are subject to the Security Agreement. Each of the representations and warranties with respect to Investment Property and Collateral contained in the Security Agreement is hereby made by the Grantor with respect to the Additional Interests and the Additional Collateral, respectively. The Grantor further represents and warrants that Annex A attached to this Security Agreement Supplement contains a true, correct and complete description of the Additional Interests, and that all other documents required to be furnished to the Administrative Agent pursuant to Sections 3 and 9 of the Security Agreement in connection with the Additional Collateral have been delivered or are being delivered simultaneously herewith to the Administrative Agent. The Grantor further acknowledges that Schedule 2(g) to the Security Agreement shall be deemed, as to it, to be supplemented as of the date hereof to include the Additional Interests as described on Annex A to this Security Agreement Supplement.

2. Counterparts. This Security Agreement Supplement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Agreement Supplement to produce or account for more than one such counterpart executed by the Grantor. Without limiting the foregoing provisions of this Section 5, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Security Agreement Supplement.

3. Governing Law; Venue; Waiver of Jury Trial. The provisions of Section 28 of the Security Agreement are hereby incorporated by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Grantor has caused this Security Agreement Supplement to be duly executed by its authorized officer as of the day and year first above written.

GRANTOR:

By:

Name:

Title:

2

ANNEX A

(to Security Agreement Supplement of              dated             )

Additional Interests

Exact Legal Name of Grantor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Pledged Interest and Par Value (including options, warrants & similar arrangements)	Total Amount Authorized (by class or type)	Total Amount Issued and Out standing (by class or type)	Total Amount Pledged (by shares and % of issued and outstanding)	Certificate Number(s)	Registrar or Transfer Agent, if any